UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Invesco Ltd.

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Invesco Ltd.
Two Peachtree Pointe
1555 Peachtree Street N.E.
Atlanta, Georgia 30309
April 14, 2011

Dear Fellow Shareholder,

You are cordially invited to attend the 2011 Annual General Meeting of Shareholders of Invesco Ltd., which will be held on Thursday, May 26, 2011 at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement.

We are pleased to once again this year furnish proxy materials to our shareholders over the Internet. The e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting. On April 14, 2011, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice contained instructions on how to access our 2011 Proxy Statement, Annual Report on Form 10-K and other soliciting materials and how to vote. The Notice also contains instructions on how you can request a paper copy of the Proxy Statement and Annual Report if you so desire.

We hope you are planning to attend the meeting. Your vote is important and we encourage you to vote promptly. Whether or not you are able to attend the meeting in person, please follow the instructions contained in the Notice on how to vote via the Internet or via the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted.

On behalf of the Board of Directors and the management of Invesco, I extend our appreciation for your continued support.

Yours sincerely,

Rex D. Adams Chairman

NOTICE OF 2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual General Meeting of Shareholders of Invesco Ltd. will be held on Thursday, May 26, 2011, at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, for the following purposes:

1. To elect three (3) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2014;

2. To hold an advisory vote on executive compensation;

3. To hold an advisory vote on the frequency of holding future advisory votes on executive compensation;

4. To approve the Invesco Ltd. 2011 Global Equity Incentive Plan;

5. To appoint Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

During the Annual General Meeting, management also will present Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2010.

Only holders of record of Invesco common shares on March 28, 2011 are entitled to notice of and to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you are able to attend in person, please vote via the Internet or the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

By Order of the Board of Directors,

Kevin M. Carome, Company Secretary

April 14, 2011

ADMISSION TO THE 2011 ANNUAL GENERAL MEETING

An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on March 28, 2011 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•
If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

•
If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 28, 2011.

No cameras, recording devices or large packages will be permitted in the meeting room.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	5
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	10
INFORMATION ABOUT DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE	11
INFORMATION ABOUT THE EXECUTIVE OFFICERS OF THE COMPANY	14
CORPORATE GOVERNANCE	15
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	16
BOARD MEETINGS AND ANNUAL GENERAL MEETING OF SHAREHOLDERS	16
COMMITTEE MEMBERSHIP AND MEETINGS	17
THE AUDIT COMMITTEE	17
THE COMPENSATION COMMITTEE	18
THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE	19
DIRECTOR COMPENSATION	20
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS	22
SECURITY OWNERSHIP OF MANAGEMENT	22
EXECUTIVE COMPENSATION	24
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	45
REPORT OF THE AUDIT COMMITTEE	45
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
PRE-APPROVAL PROCESS AND POLICY	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
RELATED PERSON TRANSACTION POLICY	48
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48
PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	49
PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	52
PROPOSAL NO. 4 — APPROVAL OF THE INVESCO LTD. 2011 GLOBAL EQUITY INCENTIVE PLAN	53
PROPOSAL NO. 5 —APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60
ADDITIONAL INFORMATION	61

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held on Thursday, May 26, 2011, at 1:00 p.m. Eastern Time. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us” or “our.”

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?
You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 26, 2011. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

What is a proxy?
A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: Rex D. Adams, Chairman of the Board of Directors; Martin L. Flanagan, President and Chief Executive Officer; Loren M. Starr, Senior Managing Director and Chief Financial Officer; Colin D. Meadows, Senior Managing Director and Chief Administrative Officer and Kevin M. Carome, Senior Managing Director and General Counsel.

Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Annual Report”) available to its shareholders electronically via the Internet. The “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting.

On April 14, 2011, we mailed to shareholders of record as of the close of business on March 28, 2011 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

If you are delivering proxy materials via the Internet, why did I receive my proxy materials in the mail?
Certain regulations that apply to the Invesco 401(k) Plan, the Invesco Money Purchase Plan, as well as the Invesco ESOP require us to send copies of the proxy materials to persons who have interests in Invesco common shares through participation in those plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees or plan administrators of these plans how to vote the common shares represented by their interests.

Who is entitled to vote?	Each holder of record of Invesco common shares on the Record Date for the Annual General Meeting is entitled to attend and vote at the Annual General Meeting.

What is the difference between holding shares as a shareholder “of record” and as a “beneficial owner”?
• Shareholders of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with The Bank of New York Mellon, our transfer agent.

• Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” for additional information.

• Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of beneficial owners of the common shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

How many votes do I have?
Every holder of a common share on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. A poll will be taken on each proposal voted upon at the Annual General Meeting. On the Record Date there were 462,027,813 common shares outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	Invesco intends to present proposals numbered one through five for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1. Election of three (3) members of the Board of Directors;

2. Advisory vote to approve executive compensation;

3. Advisory vote on the frequency of holding future advisory votes on executive compensation;

4. Approval of the Invesco Ltd. 2011 Global Equity Incentive Plan; and

5. Appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board of Directors recommend that I vote?	The Board of Directors recommends that you vote:
• FOR the election of the three (3) directors nominated by our Board and named in this proxy statement;

• FOR the approval, on an advisory basis, of the compensation of our named executive officers;

• FOR the approval, on an advisory basis, of an annual advisory vote on executive compensation;

• FOR approval of the Invesco Ltd. 2011 Global Equity Incentive Plan; and

• FOR appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on the Record Date and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 12:00 p.m. Eastern Time and the Annual General Meeting will begin at 1:00 p.m. Eastern Time.

•       If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically via the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

•       If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual General Meeting.

•       If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 28, 2011. You should report to the check-in area for admission to the Annual General Meeting.

How do I vote and what are the voting deadlines?	You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

•     Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on May 25, 2011, by accessing the web site at http://www.proxyvoting.com/ivz and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

• By Telephone: You can submit a proxy by telephone until 11:59 p.m. Eastern Time on May 25, 2011, by calling toll-free 1-866-540-5760 (from the U.S. and Canada) and following the instructions.

•      By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e. in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 25, 2011.

Even if you plan to be present at the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

What if my common shares are held in an Invesco retirement plan?
For participants in the Invesco 401(k) Plan, the Invesco Money Purchase Plan and the Invesco ESOP (collectively, the “Retirement Plans”), your shares will be voted as you instruct the trustees or plan administrators of the Retirement Plans. There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustees or plan administrators of the Retirement Plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you do not vote shares allocated to your account held in the Retirement Plans, the trustee or plan administrator will vote your shares in the same proportion as the shares for which instructions were received from all other holders of common shares in the Retirement Plan. You cannot vote your Retirement Plan shares in person at the meeting. To allow sufficient time for voting by the trustees and plan administrators of the Retirement Plans, the trustees and plan administrators must receive your vote by no later than 5:00 p.m. Eastern Time on May 23, 2011.

What if I hold restricted shares?
For participants in the Invesco Global Stock Plan and 2008 Global Equity Incentive Plan who hold Restricted Share Awards through Fidelity, the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares in person at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. Eastern Time on May 21, 2011.

May I change or revoke my vote?	Yes. You may change your vote in one of several ways at any time before it is exercised:
• Grant a subsequent proxy via the Internet or telephone;

• Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

•      Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

• If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote in person at the Annual General Meeting.

What will happen if I do not vote my shares?
        · Shareholders of Record. If you are the shareholder of record of your shares and you do not vote in person at the Annual General Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual General Meeting.

• Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee has discretion to vote your shares on routine matters, such as Proposal 5, but does not have discretion to vote your shares on non-routine matters, such as Proposals 1, 2, 3 and 4. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals 1, 2, 3 or 4, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

What is the effect of a broker non-vote or abstention?
Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Bermuda law, broker non-votes and abstentions are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
• Shareholders of Record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 4 and 5, and “1 Year” on Proposal 3.

• Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal 5, but do not have discretion to vote on non-routine matters, such as Proposals 1, 2, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 5 and any other routine matters properly presented for a vote at the Annual General Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
It means you own Invesco common shares in more than one account, such as individually and jointly with your spouse. Please vote all of your common shares. Beneficial owners sharing an address who are receiving multiple copies of the Notice or the proxy materials may contact their broker, bank or other nominee to request that only a single copy of such document(s) be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, your broker, bank or other nominee may deliver only one copy of the Notice or the proxy materials to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial owners. Invesco will deliver promptly, upon request, a separate copy of the Notice or other proxy materials to a shareholder at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate written copy of such documents, now or in the future, should submit their request to our Secretary via e-mail to: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309.

What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person, of two or more persons representing, in person or by proxy, more than fifty percent (50%) of the issued and outstanding common shares entitled to vote at the meeting as of the Record Date constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?
For each proposal, other than Proposal 3, the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present in person or represented by proxy and excludes abstentions.

For Proposal 3, the option of one year, two years or three years that receives the highest number of votes cast by shareholders (a “plurality”) will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or Invesco, the Board may decide that it is in the best interests of our shareholders and Invesco to hold an advisory vote on executive compensation more or less frequently than the choice approved by a plurality of our shareholders.

Bermuda law and our Bye-Laws do not recognize a voting standard lower than a “majority of the votes cast.” However, since in Proposal 3 we are asking shareholders to select from four (4) different alternatives (one year, two years, three years or abstain), it is possible that none of these alternatives will receive such a majority. Therefore, we are asking shareholders to approve the plurality standard as part of your vote on the frequency of future advisory votes on executive compensation.

How will voting on any other business be conducted?
Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the persons named as proxies will vote on the matter in their discretion.

What happens if the Annual General Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?	A representative of The Bank of New York Mellon, our transfer agent, will act as the inspector of election and will tabulate the votes.

How can I find the results of the Annual General Meeting?
Preliminary results will be announced at the Annual General Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual General Meeting.

Who is paying for the costs of this proxy solicitation?
We will bear the expense of soliciting proxies. We have retained Innisfree M&A Incorporated to solicit proxies for a fee of approximately $15,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors currently has ten directors. The Board of Directors is divided into three classes. The Class I directors are serving a term of office expiring at the annual general meeting of shareholders in 2011, the Class II directors are serving a term of office expiring at the annual general meeting of shareholders in 2012, and the Class III directors are serving a term of office expiring at the annual general meeting of shareholders in 2013. At each annual general meeting of shareholders, successors to the class of directors whose term expires at such annual general meeting will be elected for a three-year term. A director holds office until the annual general meeting of shareholders for the year in which his or her term expires, and until such director’s successor has been duly elected and qualified or until such director is removed from office under our Bye-Laws or such director’s office is otherwise earlier vacated.

The Board has nominated Rex D. Adams, Sir John Banham and Denis Kessler for election as directors of the company for a term ending at the 2014 annual general meeting. Messrs. Adams, Banham and Kessler are current directors of the company. Each nominee has indicated to the company that he would serve if elected. We do not anticipate that Messrs. Adams, Banham or Kessler would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our Nomination and Corporate Governance Committee would then make a recommendation to the full Board on whether to accept or reject the resignation. If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board may fill the vacancy. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of votes and at least a majority of the votes cast in person or by proxy.

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed pursuant to applicable NYSE or other rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the company: Rex D. Adams, Sir John Banham, Joseph R. Canion, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence, J. Thomas Presby and Phoebe A. Wood.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES. The voting requirements for this proposal are described above and in the “Questions and Answers About Voting Your Common Shares” section.

INFORMATION ABOUT DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

Listed below are the names, ages as of April 14, 2011, and principal occupations for the past five years of the director nominees and directors continuing in office.

Nominees for re-election to the Board of Directors for a three year term expiring in 2014

Rex D. Adams (70) Chairman and Non-Executive Director

Rex Adams became chairman of the company on April 27, 2006. He has served as a non-executive director of our company since November 2001 and as chairman of the Nomination and Corporate Governance Committee since January 2007. Mr. Adams was dean of the Fuqua School of Business at Duke University from 1996 to 2001 following a 30-year career with Mobil Corporation. He joined Mobil International in London in 1965 and served as vice president of administration for Mobil Corporation from 1988 to 1996. Mr. Adams was previously a director and member of the audit committee at Vintage Petroleum. Mr. Adams received a B.A. from Duke University. He was selected as a Rhodes Scholar in 1962 and studied at Merton College, Oxford University. Mr. Adams serves on the Board of Directors of Alleghany Corporation and formerly served as chairman of the Public Broadcasting Service (PBS) and a trustee of Duke University.

Sir John Banham (70) Non-Executive Director

Sir John Banham has served as a non-executive director of our company since 1999 and as chairman of the Compensation Committee since January 2007. Sir John was director general of the Confederation of British Industry from 1987 to 1992, a director of National Power and National Westminster Bank from 1992 to 1998, chairman of Tarmac PLC from 1994 to 2000, chairman of Kingfisher PLC from 1995 to 2001, chairman of Whitbread PLC from 2000 to 2005, chairman of Geest plc from 2002 to 2005 and chairman of Spacelabs Healthcare Inc. from 2005 to 2008. He is currently the chairman of Johnson Matthey plc. Sir John is a graduate of Cambridge University and has been awarded honorary doctorates by four leading U.K. universities.

Denis Kessler (59) Non-Executive Director

Denis Kessler has served as a non-executive director of our company since March 2002. A noted economist, Mr. Kessler is chairman and chief executive officer of SCOR SE. He is chairman of the Boards of Directors of SCOR GLOBAL LIFE SE and SCOR GLOBAL P&C SE, chairman of the Supervisory Board of SCOR GLOBAL INVESTMENTS SE and serves as a member of the Boards of Directors of BNP Paribas SA, Bollore, Dassault Aviation and Fonds Strategique d’Investissement. He is member of the Supervisory Board of Yam Invest N.V. Mr. Kessler received a diplôme from the Paris Business School (HEC) and Doctorat d’Etat in economics from the University of Paris.

Directors Continuing in Office — Terms Expiring in 2012

Martin L. Flanagan, CFA, CPA (50) President and Chief Executive Officer of Invesco Ltd.

Martin L. Flanagan has been a director and president and chief executive officer of Invesco since August 2005. He is also a trustee and vice-chairman of the Invesco Family of Funds. Mr. Flanagan joined Invesco from Franklin Resources, Inc., where he was president and co-chief executive officer from January 2004 to July 2005. Previously he had been Franklin’s co-president from May 2003 to January 2004, chief operating officer and chief financial officer from November 1999 to May 2003, and senior vice president and chief financial officer from 1993 until November 1999. Mr. Flanagan served as director, executive vice president and chief operating officer of Templeton, Galbraith & Hansberger, Ltd. before its acquisition by Franklin in 1992. Before joining Templeton in 1983, he worked with Arthur Andersen & Co. Mr. Flanagan received a B.A. and BBA from Southern Methodist University (SMU). He is a CFA charter holder and a certified public accountant. He is vice chairman of the Investment Company Institute. He also serves as a member of the executive board at the SMU Cox School of Business and a member of various civic organizations in Atlanta.

Ben F. Johnson, III (67) Non-Executive Director

Ben Johnson has served as a non-executive director of our company since January 2009. Mr. Johnson served as the managing partner at Alston & Bird LLP from 1997 to 2008. He was named a partner at Alston & Bird in 1976, having joined the firm in 1971. He received his B.A. degree from Emory University and his J.D. degree from Harvard Law School. He serves as Chair of the Board of Trustees of Emory University, Atlanta’s Woodward Academy and the Atlanta Symphony Orchestra and serves as a board member of Atlanta’s Woodruff Arts Center and as a Trustee of The Carter Center and the Charles Loridans Foundation. He is also chair and a non-executive director of Summit Industries, Inc., a privately-held company.

J. Thomas Presby, CPA (71) Non-Executive Director

Thomas Presby has served as a non-executive director of our company since November 2005 and as chairman of the Audit Committee since April 2006. Over a period of thirty years as a partner in Deloitte, he held many positions in the United States and abroad, including Global Deputy Chairman and Chief Operating Officer. Currently he is a director of the following other public companies where he also chairs the audit committees: First Solar, Inc., Tiffany & Co., World Fuel Services Corp. and ExamWorks Group Inc. From 2003 to 2009, Mr. Presby was a director of Turbochef Technologies, Inc., where he chaired the audit committee, and from 2005 to 2011 he was a director of American Eagle Outfitters, Inc., where he also served as audit committee chairman. He is a board member of the New York chapter of the National Association of Corporate Directors. He previously served as a trustee of Rutgers University and as a director and chairman of the audit committee of The German Marshall Fund of the USA. He received a B.S. in electrical engineering from Rutgers University and an MBA degree from the Carnegie Mellon University Graduate School of Business. Mr. Presby is a certified public accountant in New York and Ohio and a holder of the NACD Certificate of Director Education.

Directors Continuing in Office — Terms Expiring in 2013

Joseph R. Canion (66) Non-Executive Director

Joseph Canion has served as a non-executive director of our company since 1997 and was a director of a predecessor constituent company (AIM Investments) from 1993 to 1997, when Invesco acquired that entity. Mr. Canion has been a leading figure in the technology industry after co-founding Compaq Computer Corporation in 1982 and serving as its chief executive officer from 1982 to 1991. He also founded Insource Technology Group in 1992 and served as its chairman until September 2006. Mr. Canion received a B.S. and M.S. in electrical engineering from the University of Houston. He is on the board of directors of ChaCha Search, Inc. and Auditude.

Edward P. Lawrence (69) Non-Executive Director

Edward Lawrence has served as a non-executive director of our company since October 2004. He was a partner of Ropes & Gray, a Boston law firm, from 1976 to December 2007. He currently is a retired partner of Ropes & Gray and a member of the investment committee of the firm’s trust department. Mr. Lawrence is a graduate of Harvard College and earned a J.D. from Columbia University Law School. He is a trustee (and former chairman) of the Board of the Massachusetts General Hospital and is a trustee of McLean Hospital in Belmont, Massachusetts.

James I. Robertson (53) Senior Managing Director and Head of UK and Continental Europe; Director

James Robertson has served as a member of the Board of Directors of our company since April 2004. He is currently Invesco’s head of UK and Continental Europe. He was head of Operations and Technology from October 2005 to September 2008. He was chief financial officer from April 2004 to October 2005. Mr. Robertson joined our company as director of finance and corporate development for Invesco Global in 1993 and repeated this role for the Pacific division in 1995. Mr. Robertson became managing director of global strategic planning in 1996 and served as chief executive officer of AMVESCAP Group Services, Inc. from 2001 to 2005. He holds an M.A. from Cambridge University and is a Chartered Accountant.

Phoebe A. Wood (57) Non-Executive Director

Ms. Wood has served as a non-executive director of our company since January 2010. She is currently a principal at CompaniesWood and served as Vice Chairman, Chief Financial Officer and in other capacities at Brown-Forman Corporation from 2001 until her retirement in 2008.  Prior to Brown-Forman, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at Atlantic Richfield Company (ARCO) from 1976 to 2000.  Ms. Wood currently serves on the Boards of Directors of Leggett & Platt, Incorporated (audit and compensation committees), Coca-Cola Enterprises Inc. (audit and affiliated transaction committees), as well as on the boards of trustees for Smith College, the University of Louisville and the Gheens Foundation. Ms. Wood received her A.B. degree from Smith College and her M.B.A. from University of California Los Angeles.

Director and Nominee Qualifications to Serve on our Board

As described in greater detail below, the Board believes that there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position as a director. (See below under the caption “THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE.”)  The Board believes that, consistent with these requirements, each member of our Board displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the company and its shareholders and a dedication to enhancing shareholder value. The Board does not consider individual directors to be responsible for particular areas of the

Board’s focus or specific categories of issues that may come before it. Rather, the Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider.  Set forth below is a brief description of the particular experience or skills of each director that led the Board to conclude that such person should serve as a director in light of our business and structure.

Rex D. Adams – Mr. Adams has broad international experience in senior management of one of the world’s largest public companies, as well as substantial insight on a variety of business management issues from an academic perspective.  His nearly decade of service on our Board has given him a deep understanding of the variety of issues encountered by investment management companies throughout the business cycle.

Sir John Banham – Sir John brings to the Board a very broad appreciation for international business issues garnered over an extraordinary career in a variety of industries, including financial services. He is currently chairman of a successful global manufacturing company, one of the most admired public companies in the United Kingdom. As past director general of the Confederation of British Industry, he represented the views of British business to relevant governments and regulators. Sir John’s experience across a substantial spectrum of industries and companies within the United Kingdom gives him unique insight into the needs of our business in one of Invesco’s most significant and successful markets.

Denis Kessler – Mr. Kessler’s experience as an economist and chief executive of a major global reinsurance company have combined to give him valuable insight into both the investment management industry’s macro-economic positioning over the long term as well as our company’s particular challenges within that industry.  Further, his experience as a director of a variety of  international public companies in several industries has enabled him to provide effective counsel to our board on many issues of concern to our management.

Martin L. Flanagan – Mr. Flanagan has spent over 25 years in the investment management industry, including roles as an investment professional and a series of executive management positions in business integration, strategic planning, investment operations, shareholder services and finance, with over six years spent as a CEO.  Mr. Flanagan also obtained extensive financial accounting experience with a major international accounting firm.  He also is a Chartered Financial Analyst.  Through his decades of involvement, including as past chairman of our industry’s principal trade association, the Investment Company Institute, he has amassed a broad understanding of the larger context of investment management that has guided the Board during many critical junctures.

Ben F. Johnson, III – Mr. Johnson brings to the Board more than a decade of experience leading one of the largest law firms in Atlanta, Georgia, where Invesco was founded and grew to prominence.  His career as one of the region’s leading business litigators has given Mr. Johnson deep experience of the types of business and legal issues that are regularly faced by large public companies such as Invesco.

J. Thomas Presby – Mr. Presby has amassed considerable experience at the highest levels of finance and accounting, having served for three decades as a partner, as well as in positions of senior management (including chief operating officer), at one of the world’s largest accounting firms. In keeping with his experience, Mr. Presby has been sought by leading companies in a variety of industries to chair the audit committee, a role which he also fulfills for Invesco, where he is additionally recognized by the Board as one of our audit committee financial experts as defined under SEC rules.

 Joseph R. Canion – Mr. Canion has extensive service as a board member within the investment management industry, having also served as a director of AIM Investments, a leading U.S. mutual fund manager, from 1991 through 1997 when Invesco acquired AIM.  Mr. Canion additionally has notable experience as an entrepreneur, having co-founded a business that grew into a major international technology company. We believe that his experience guiding a company throughout the entirety of its business lifecycle has given him a wide-ranging understanding of the types of issues faced by private and public companies.

Edward P. Lawrence – Mr. Lawrence has over thirty years’ experience as a corporate and business lawyer in a major Boston law firm, which has given him a very substantial understanding of the business issues facing large financial services companies such as Invesco. In particular, Mr. Lawrence specialized in issues arising under the Investment Company Act of 1940 and the Investment Advisers Act of 1940 which provide the Federal legal framework for the company’s U.S. investment fund business. This background gives Mr. Lawrence an understanding of the potential legal ramifications of Board decisions which is particularly valuable to the Board’s functioning on many of the decisions it is called upon to take. As a member of his law firm's trust investment practice and as member of investment committees of numerous entities, he also has had frequent interaction with investment advisers located throughout the country, giving him an opportunity to view a wide range of investment styles and practices.

James I. Robertson – Mr. Robertson has deep experience of the global fund management industry, having been the head of Invesco corporate development (including strategy and mergers and acquisitions) for Europe and Asia Pacific and then for the company worldwide. He also has a considerable understanding of the operational and finance aspects of our business, having served as head of the finance and operations functions for our European and Asia Pacific businesses before becoming chief financial officer and head of operations for our company.  Due to his varied roles within Invesco’s management over the past 18 years, Mr. Robertson has an extensive understanding of many different facets of our organization, which give his participation in our Board’s deliberations significant weight.

Phoebe A. Wood – Ms. Wood has extensive experience as both a director and a member of senior financial management of public companies in a variety of industries. Her significant accounting, financial, and business expertise have made her a particularly valuable addition to our directors’ mix of skills, and she has been designated as one of our audit committee’s financial experts, as defined under SEC rules.

INFORMATION ABOUT THE EXECUTIVE OFFICERS OF THE COMPANY

In addition to Messrs. Flanagan and Robertson, whose information is set forth above, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually and serve at the discretion of the Board of Directors or Chief Executive Officer.

G. Mark Armour (57) Senior Managing Director and Head of Invesco Institutional

Mark Armour has served as senior managing director and head of Invesco Institutional since January 2007. Previously, Mr. Armour served as head of sales and service for Invesco’s institutional operations. He was chief executive officer of Invesco Australia from September 2002 to July 2006. Prior to joining Invesco, Mr. Armour held significant leadership roles in the funds management business in both Australia and Hong Kong. He previously served as chief investment officer for ANZ Investments and spent almost 20 years with the National Mutual/AXA Australia Group, where he was chief executive, Funds Management, from 1998 to 2000. Mr. Armour received a bachelor of economics from La Trobe University in Melbourne, Australia.

Kevin M. Carome (54) Senior Managing Director and General Counsel

Kevin Carome has served as general counsel of our company since January 2006. Previously, he was senior vice president and general counsel of Invesco’s U.S. retail business from 2003 to 2005. Prior to joining Invesco, Mr. Carome worked with Liberty Financial Companies, Inc. (LFC) in Boston where he was senior vice president and general counsel from August 2000 through December 2001. He joined LFC in 1993 as associate general counsel and, from 1998 through 2000, was general counsel of certain of its investment management subsidiaries. Mr. Carome began his career as an associate at Ropes & Gray in Boston. He received two degrees, a B.S. in political science and a J.D., from Boston College.

Andrew T. S. Lo (50) Senior Managing Director and Head of Invesco Asia Pacific

Andrew Lo has served as head of Invesco Asia Pacific since February 2001. He joined our company as managing director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became vice president of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was chairman of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He received a B.S. and an MBA from Babson College in Wellesley, Massachusetts.

Colin D. Meadows (40) Senior Managing Director and Chief Administrative Officer

Colin Meadows has served as chief administrative officer of Invesco since May 2006 with responsibility for business strategy, human resources, and communications. In September 2008 he expanded his role with responsibilities for operations and technology. Mr. Meadows came to Invesco from GE Consumer Finance where he was senior vice president of business development and mergers and acquisitions. Prior to that role, he served as senior vice president of strategic planning and technology at Wells Fargo Bank. From 1996 to 2003, Mr. Meadows was an associate principal with McKinsey & Company, focusing on the financial services and venture capital industries, with an emphasis in the banking and asset management sectors. Mr. Meadows received a B.A. in economics and English literature from Andrews University and a J.D. from Harvard Law School.

Loren M. Starr (49) Senior Managing Director and Chief Financial Officer

Loren Starr has served as senior managing director and chief financial officer of our company since October 2005. His current responsibilities include finance, accounting, investor relations and corporate services. Previously, he served from 2001 to 2005 as senior vice president and chief financial officer of Janus Capital Group Inc., after working as head of corporate finance from 1998 to 2001 at Putnam Investments. Prior to these positions, Mr. Starr held senior corporate finance roles with Lehman Brothers and Morgan Stanley & Co. He received a B.A. in chemistry and B.S. in industrial engineering, from Columbia University, as well as an MBA, also from Columbia, and an M.S. in operations research from Carnegie Mellon University. Mr. Starr is a certified treasury professional. He is a past chairman of the Association for Financial Professionals.

Philip A. Taylor (56) Senior Managing Director and Head of North American Retail

Philip Taylor became head of Invesco’s North American Retail business in April 2006. He had previously served as head of Invesco Trimark since January 2002. He joined Invesco Trimark in 1999 as senior vice president of operations and client services and later became executive vice president and chief operating officer. Mr. Taylor was president of Canadian retail broker Investors Group Securities from 1994 to 1997 and managing partner of Meridian Securities, an execution and clearing broker, from 1989 to 1994. He held various management positions with Royal Trust, now part of Royal Bank of Canada, from 1982 to 1989. Mr. Taylor began his career in consumer brand management in the U.S. and Canada with Richardson-Vicks, now part of Procter & Gamble. He received a Bachelor of Commerce degree from Carleton University and an MBA from the Schulich School of Business at York University. Mr. Taylor is a member of the Dean’s Advisory council of the Schulich School of Business and past chair of the Toronto Symphony Orchestra.

CORPORATE GOVERNANCE

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines (“Guidelines”) and Terms of Reference for our chairman and chief executive officer, each of which is available in the corporate governance section of the company’s Web site at www.invesco.com (the “company’s Web site”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Board Leadership Structure.  As described in the Guidelines, the company’s business is conducted day-to-day by its officers, managers and employees, under the direction of the chief executive officer and the oversight of the Board, to enhance the long-term value of the company for its shareholders.  The Board is elected by the shareholders to oversee our management team and to assure that the long-term interests of the shareholders are being served.  In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the chief executive officer and Board chairman positions. The separation of these roles: (i) allows the Board to more effectively monitor and objectively evaluate the performance of the chief executive officer, such that the chief executive officer is more likely to be held accountable for his performance, (ii) allows the non-executive chairman to control the Board’s agenda and information flow, and (iii) creates an atmosphere in which other directors are more likely to challenge the chief executive officer and other members of our senior management team. For these reasons, the company  believes that this board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in board composition, in management, or in the character of the company’s business and operations.

Code of Conduct and Directors’ Code of Conduct.  As part of our ethics and compliance program, our Board has approved a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on our company’s Web site. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our principal executive officer, principal financial officer and principal accounting officer by posting such information on our Web site. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. The company maintains a compliance reporting line, where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Conduct, as well as accounting, auditing, ethical or other concerns.

Board’s Role in Risk Oversight. The Board has principal responsibility for oversight of the company’s risk management processes and for understanding the overall risk profile of the company.  Though Board committees routinely address specific risks and risk processes within their purview, the Board has not delegated primary risk oversight responsibility to a committee.

    Our risk management framework provides the basis for consistent and meaningful risk dialogue up, down and across the company.  Our Global Performance Measurement and Risk group assesses core investment risks.  Our Corporate Risk Management Committee assesses strategic, operational and all other business risks.  A network of business unit, functional and geographic risk management committees under the auspices of the Corporate Risk Management Committee maintains an ongoing risk assessment process that provides a bottom-up perspective on the specific risk areas existing in various domains of our business.

   At each Board meeting, the Board reviews and discusses with senior management information pertaining to risk provided by the Global Performance Measurement and Risk group and the Corporate Risk Management Committee.  In these sessions senior management reviews and discusses with the Board the salient risks facing the company.   The Board has also reviewed and approved risk appetite guidelines.  By receiving these regular reports, the Board maintains a practical understanding of the risk philosophy and risk appetite of the company.  Through this regular and consistent risk communication, the Board has reasonable assurance that all material risks of the company are being addressed and that the company is propagating a risk-aware culture in which effective risk management is built into the fabric of the business.

    The Board, with the assistance of the Compensation Committee, has evaluated our compensation policies and practices for all employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. In reaching this conclusion, we undertook the following process to evaluate our compensation policies and practices:

o
A working group comprised of representatives from our risk management, human resources, and legal departments was established to review the potential risks associated with Invesco’s compensation policies and practices. The group first created a framework for the risk assessment that incorporated certain focus areas (e.g., performance measures, measurement period, etc.) that we had identified through internal and external sources.

o
Members of the group then reviewed each of Invesco’s compensation plans (formulaic bonus payment plans for investment professionals, equity-based plans, and sales commission plans), applying the established framework. Each item was assessed and classified as “low risk potential,” “medium risk potential” or “high risk potential.”

o
After reviewing each item and the cumulative assessment for each plan, the working group determined to recommend to Invesco’s Compensation Committee its conclusion that none of our compensation policies or practices were reasonably likely to have a material adverse effect on the Company.

o	These results were summarized and presented to the Compensation Committee, which in turn recommended this finding to the Board.

o
The Board reviewed the recommendation of the Compensation Committee and concluded that none of Invesco’s compensation policies or practices were reasonably likely to have a material adverse effect on the Company.

    The Audit Committee routinely receives reports from the control functions of finance, legal and compliance and internal audit.  The Head of Internal Audit reports to the Chairman of the Audit Committee.  The Audit Committee oversees the internal audit function’s planning and resource allocation in a manner designed to ensure testing of controls and other Internal Audit activities are appropriately prioritized in a risk-based manner.  The Audit Committee also seeks to assure that appropriate risk-based inputs from management and internal audit are communicated to the company’s independent public auditors.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL GENERAL MEETING OF SHAREHOLDERS

During the calendar year ended December 31, 2010, the Board held five meetings (not including three telephonic meetings of the Standing Committee, which was dissolved in February 2011, and not including committee meetings). Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during 2010. The Board does not have a formal policy regarding Board member attendance at shareholder meetings. All of our directors attended the 2010 annual general meeting.  The non-executive directors (those directors who are not officers or employees of the company) meet in executive session at least once per year during a regularly scheduled Board meeting without management. Rex D. Adams, a non-executive and independent director, presides at the executive sessions of the non-executive directors.

COMMITTEE MEMBERSHIP AND MEETINGS

The current committees of the Board are the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. The table below provides current membership information.

	Audit	Compensation	Nomination and Corporate Governance
Rex D. Adams	-	M	C
Sir John Banham	M	C	M
Joseph R. Canion	-	-	M
Martin L. Flanagan	-	-	-
Ben F. Johnson, III	M	M	M
Denis Kessler	M	M	M
Edward P. Lawrence	M	M	M
J. Thomas Presby	C	-	M
James I. Robertson	-	-	-
Phoebe A. Wood	M	M	M
____________

M — Member
C — Chairman

Below is a description of each committee of the Board. The Board has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE AUDIT COMMITTEE

The Audit Committee is chaired by Mr. Presby and consists additionally of Messrs. Banham, Johnson, Kessler and Lawrence and Ms. Wood. The committee met twelve times during 2010. Under its charter, the committee:
•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules and is also “financially literate,” as defined under NYSE rules,
•	members are appointed and removed by the Board,
•	is required to meet at least quarterly,
•	periodically meets with the head of Internal Audit and the independent auditor in separate executive sessions without members of senior management present,
•	has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties, and
•	reports to the Board regularly.

The committee’s charter is available on the company’s Web site.  The charter sets forth the committee’s responsibilities, which include:
•
assisting the Board in fulfilling its responsibility to oversee the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements,

•	compliance with legal and regulatory requirements,
•	evaluating the independent auditor’s qualifications and independence and the performance of the company’s internal audit function and independent auditor,
•
making recommendations to the shareholders regarding the appointment of the independent auditor and for pre-approval of its engagement to provide any audit or permitted non-audit services under agreed policies and procedures,

•	establishing hiring policies for current or former employees of its independent auditor,
•	annually reviewing the independent auditor’s report and evaluating its qualifications, performance and independence,
•	monitoring and reviewing the effectiveness of the company’s internal audit function,
•
reviewing and discussing with management and the independent auditor (i) the company’s audited financial statements and related disclosures, (ii) its earnings press releases and periodic filings, (iii) its critical accounting policies, (iv) the quality and adequacy of its internal controls over financial reporting, disclosure controls and procedures, and accounting procedures, and (v) any audit problems or difficulties,

•	assisting the Board in overseeing the company’s legal and regulatory compliance, and
•	preparing the annual report of the Audit Committee presented in the company’s proxy statement.

The committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. (See the section of this Proxy Statement below entitled “PRE-APPROVAL PROCESS AND POLICY.”)

The Board has determined that all committee members are financially literate under the NYSE listing standards. The Board has further determined that each of Mr. Presby and Ms. Wood qualifies as an “audit committee financial expert” (as defined under the SEC’s rules and regulations), that each has “accounting or related financial management expertise” and that each is “independent” of the company under SEC rules and the NYSE listing rules. The Board has also determined that Mr. Presby’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

THE COMPENSATION COMMITTEE

The Compensation Committee is chaired by Sir John Banham and consists additionally of Messrs. Adams, Johnson, Kessler, Lawrence and Ms. Wood. The committee met five times during 2010. Under its charter, the committee:
•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules,
•	members are appointed and removed by the Board,
•	is required to meet at least quarterly, and
•	has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter is available on the company’s Web site.  The charter sets forth the committee’s responsibilities, which include:
•
annually overseeing the establishment of goals and objectives related to the chief executive officer’s compensation, evaluating the performance of the chief executive officer and determining the amount of his compensation,

•	reviewing and making recommendations to the Board concerning the company’s overall compensation philosophy,
•	annually approving the compensation structure for, and reviewing and approving the compensation of, senior officers, and overseeing the annual process for evaluating their performance,
•	overseeing the administration of the company’s equity-based and other incentive compensation plans,
•	assisting the Board with executive succession planning,
•	determining the compensation, including deferred compensation arrangements, for the company’s non-executive directors,
•	preparing the annual report on executive officer compensation for the company’s proxy statement,
•	reviewing and discussing with management the proposed Compensation Discussion and Analysis disclosure, and
•	determining whether to recommend the Compensation Discussion and Analysis disclosure to the Board for inclusion in the company’s proxy statement.

Each year the committee engages a third-party compensation consultant to provide an analysis of, and counsel on, the company’s executive compensation program and practices. The nature and scope of the consultant’s assignment is set by the committee. In general, the outside consultant provides an objective assessment of executive compensation, including the market competitiveness of base salary, cash bonus and equity compensation. The outside consultant is asked to compare and review compensation practices of the company’s peer group of other publicly-traded investment management companies. The committee currently engages Johnson Associates, Inc. (“Johnson Associates”) as its third-party consultant for this review. For a more detailed discussion of the determination of executive compensation, please see the section of this Proxy Statement below entitled “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis.”

The committee meets at least annually to review and make recommendations to the Board on the compensation of the company’s directors. In reviewing and making recommendations on director compensation, the Committee considers, among other things, the following policies and principles:

•
that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the company’s shareholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the committee periodically engages Johnson Associates as a third-party consultant to report on comparable director compensation practices and levels. No executive officer of the company is involved in determining or recommending director compensation levels. See the section of this Proxy Statement entitled “DIRECTOR COMPENSATION” below, for a more detailed discussion of compensation paid to the company’s directors during 2010.

THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

The Nomination and Corporate Governance Committee is chaired by Mr. Adams and consists additionally of Messrs. Banham, Canion, Johnson, Kessler, Lawrence, Presby and Ms. Wood. The committee met four times during 2010. Under its charter, the committee:
•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules,
•	members are appointed and removed by the Board,
•	is required to meet at least quarterly, and
•	has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter is available on the company’s Web site.  The charter sets forth the committee’s responsibilities, which include:
•
establishing a policy setting forth the specific, minimum qualifications that the committee believes must be met by a nominee recommended for a position on the Board, and describing any specific qualities or skills that the committee believes are necessary for one or more of the directors to possess. Such qualifications include the requirements under NYSE and SEC rules, as well as consideration of the individual skills, experience and perspectives that will help create an effective Board,

•
establishing procedures for identifying and evaluating potential nominees for director and for recommending to the Board potential nominees for election. Candidates for election to the Board are considered in light of their background and experience using the extensive personal knowledge of current directors or through the recommendations of various advisors to the company, and

•	periodically reviewing and reassessing the adequacy of the Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval.

The candidates proposed for election in Proposal No. 1 of this Proxy Statement were unanimously recommended by the committee to the Board.

The committee will consider candidates recommended for nomination to the Board by shareholders of the company. Shareholders may nominate candidates for election to the Board under Bermuda law and our Bye-Laws. Bermuda law provides that only Invesco shareholders holding (individually or together) at least 5% of the total voting rights or constituting 100 or more registered Invesco shareholders together may require that a proposal, including a director nomination proposal, be submitted to an annual general meeting. Under our Bye-Laws, notice of such a proposal must generally be provided to the Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. In addition, our Bye-Laws contain additional requirements applicable to any shareholder nomination, including a description of the information that must be included with any such proposal. For further information regarding deadlines for shareholder proposals, please see the section of this proxy statement below entitled “ADDITIONAL INFORMATION - Shareholder Proposals for the 2012 Annual General Meeting.” The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as any other candidate. However, the committee would also seek and consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the shareholders. The committee would not evaluate a candidate recommended by a shareholder unless the shareholder’s proposal provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the company and to provide all of the information necessary to conduct an evaluation.

The committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including:

•	a high degree of personal and professional integrity;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficient experience and professional or educational background to have an appreciation of the significant issues facing public companies that are comparable to the company;

•	a willingness to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the company and its shareholders and being committed to enhancing shareholder value generally.

In considering candidates for director nominee, the committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board balance of diversity of perspectives, backgrounds and experiences. While the committee routinely considers diversity as a part of its deliberations, it has no formal policy regarding diversity.  With respect to current directors, the committee considers past participation in and contributions to the activities of the Board. The committee recommends director nominees to the Board based on its assessment of overall suitability to serve in accordance with the company’s policy regarding nominations and qualifications of directors.

DIRECTOR COMPENSATION

Directors who are Invesco employees do not receive compensation for their services as directors. The Compensation Committee annually reviews the compensation paid to non-executive directors and recommends changes to Invesco’s Board of Directors as appropriate. Directors do not receive any meeting or attendance fees.

 The Compensation Committee approved the following fee arrangements for non-executive directors for 2010:

•	Basic Fee — Non-executive directors (other than the Chairman of the Board) receive an annual basic fee in the amount of $120,000.

•	Chairman Fee — In lieu of the above, the Chairman of the Board receives an annual fee of $400,000.

•	Audit Committee Chairman — The chairman of the Audit Committee receives an additional annual fee of $50,000.

•
Compensation and Nomination and Corporate Governance Committee Chairmen — The chairman of the Compensation Committee and the chairman of the Nomination and Corporate Governance Committee each receive an additional annual fee of $15,000.

Director Fees Paid in Shares — Each non-executive director also receives an annual award of shares in the aggregate amount of $95,000. Such shares are paid in arrears in four quarterly installments of $23,750. Each installment is paid on the second business day following the public announcement of the company’s quarterly earnings results. (By way of example, the payment for the fourth quarter is paid in the first quarter of the following year after publication of the earnings release for the fourth quarter.)

The Compensation Committee determined in December 2010 that directors fees will remain the same for 2011.

Stock Ownership Policy for Non-Executive Directors — All shares awarded to our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy, which was adopted by the Board of Directors in December 2010. The policy generally requires each non-executive director to achieve an ownership level of at least 18,000 shares within seven years of the later of the effective date of the policy and the date of such director’s first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is required to continue to hold 100% of the shares received as compensation from the company prior to the policy’s effective date and to retain at least 50% of all shares received as compensation from the company following such date.

Director Compensation Table for 2010

The following table sets forth the compensation paid to our non-executive directors for services during 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Rex D. Adams	415,000	88,713	503,713
Sir John Banham	135,000	88,713	223,713
Joseph R. Canion	120,000	88,713	208,713
Ben F. Johnson, III	120,000	88,713	208,713
Denis Kessler	120,000	88,713	208,713
Edward P. Lawrence	120,000	88,713	208,713
J. Thomas Presby	163,750	88,713	252,463
Phoebe A. Wood (3)	90,000	71,227	161,227
_________

(1)	Includes the annual basic fee and, as applicable, Chairman of the Board fee and committee chairman fees.
(2)	Reflects the grant date fair value for each share award. Share awards are 100% vested as of the date of grant.
(3)
Ms. Wood became a director effective January 1, 2010; she was therefore not eligible to receive the directors fees paid in the first quarter of 2010 with respect to board service for the fourth quarter of 2009.

The following table presents the grant date fair value for each share award made to each non-executive director during 2010.

Name	Date of Grant 1/29/10 ($)	Date of Grant 4/29/10 ($)	Date of Grant 7/28/10 ($)	Date of Grant 10/26/10 ($)	Total Grant Date Fair Value ($)
Rex D. Adams	17,486	23,731	23,750	23,746	88,713
Sir John Banham	17,486	23,731	23,750	23,746	88,713
Joseph R. Canion	17,486	23,731	23,750	23,746	88,713
Ben F. Johnson, III	17,486	23,731	23,750	23,746	88,713
Denis Kessler	17,486	23,731	23,750	23,746	88,713
Edward P. Lawrence	17,486	23,731	23,750	23,746	88,713
J. Thomas Presby	17,486	23,731	23,750	23,746	88,713
Phoebe A. Wood (1)	-	23,731	23,750	23,746	71,227
_________________
(1)  Ms. Wood became a director effective January 1, 2010; she was therefore not eligible to receive the shares awarded in the first quarter of 2010 with respect to board service for the fourth quarter of 2009.

The aggregate number of share awards outstanding at December 31, 2010 for each of our non-executive directors was as follows:

Name	Shares Outstanding	Deferred Shares Outstanding	Total Share Awards Outstanding
Rex D. Adams	18,239		18,239
Sir John Banham	18,171		18,171
Joseph R. Canion	18,171	5,925 (1)	24,096
Ben F. Johnson, III	7,074		7,074
Denis Kessler	18,218		18,218
Edward P. Lawrence	18,171		18,171
J. Thomas Presby	15,294		15,294
Phoebe A. Wood	3,293		3,293
_________________
(1)  For Mr. Canion, represents deferred shares awarded under our legacy Deferred Fees Share Plan.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth the common shares beneficially owned as of March 28, 2011 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 460,151,252 common shares outstanding as of December 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Viking Global Performance LLC, 55 Railroad Avenue, Greenwich, CT 06830	35,571,574 (2)	7.7%
Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210	28,300,501(3)	6.12%
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202	23,324,446 (4)	5.0%
____________

(1)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

(2)
On February 11, 2011, Viking Global Performance LLC and various of its affiliates (collectively, “Viking”) filed a Schedule 13G/A with the SEC indicating that they shared voting power with respect to 35,571,574 common shares, and shared investment power with respect to 35,571,574  common shares, of Invesco.

(3)
On February 14, 2011, Wellington Management Company, LLP, on behalf of itself and certain of its affiliates (collectively, “Wellington”) filed a Schedule 13G with the SEC indicating that Wellington had shared voting power with respect to 18,729,775 common shares of Invesco and shared investment power with respect to 28,300,501 common shares of Invesco, which shares are held of record in trust accounts for the economic benefit of the beneficiaries of those accounts.

(4)
On February 10, 2011, T. Rowe Price Associates, Inc., on behalf of itself and certain of its affiliates (collectively, “T. Rowe Price”) filed a Schedule 13G/A with the SEC indicating that T. Rowe Price had sole voting power with respect to 6,320,621 common shares of Invesco and sole investment power with respect to 23,324,446 common shares of Invesco, which shares are held of record in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common shares beneficially owned as of December 31, 2010 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 460,151,252 of the company’s common shares outstanding on December 31, 2010.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after December 31, 2010, upon the exercise of outstanding share options, but excludes deferred shares which are disclosed in a separate column.  Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown.  Except for a pledge of 100,000 shares by Mr. Lo, which was released in February 2011, no shares are pledged as security. As of December 31, 2010, no individual director, director nominee or named executive officer owned beneficially 1% or more of our common shares, and our directors, director nominees and executive officers as a group owned approximately 1.58% of our common shares outstanding.

	Common Shares Beneficially Owned
Name	Owned Shares	Share Options	Deferred Share Awards (1)	Total
Rex D. Adams	50,432	-	-	50,432
Sir John Banham	21,921	-	-	21,921
Joseph R. Canion	19,171	-	5,925	25,096
Martin L. Flanagan (2)	3,287,118	-	-	3,287,118
Ben F. Johnson, III	7,074	-	-	7,074
Denis Kessler	19,318	-	-	19,318
Edward P. Lawrence	18,171	-	-	18,171
J. Thomas Presby (3)	15,294	-	-	15,294
James I. Robertson (4)	616,409	125,000	377,013	1,118,422
Phoebe A. Wood (5)	3,357	-	-	3,357
G. Mark Armour	168,599	-	332,706	501,305
Loren M. Starr	381,514	-	-	381,514
Philip A. Taylor	241,435	44,700	324,301	610,436
All Directors and Executive Officers as a Group (16 persons)	5,558,097	407,475	1,326,479	7,292,051

(1)
For Mr. Canion, represents deferred shares awarded under our legacy Deferred Fees Share Plan.  For the named executive officers, represents Deferred Share Awards under the Global Stock Plan or Restricted Stock Units under the 2008 Global Equity Incentive Plan, as applicable.   None of the shares subject to such awards may be voted or transferred by the participant.

(2)
For Mr. Flanagan, includes 2,451,178 shares held in trust and 400 shares held by Mr. Flanagan’s spouse. The total also includes 8 shares held by Mr. Flanagan’s son, as to which Mr. Flanagan has disclaimed beneficial ownership.

(3)	For Mr. Presby, includes 13,701 shares held in trust via a defined benefit account. Mr. Presby has sole voting and investment power with respect to these shares.
(4)	For Mr. Robertson, includes 7,259 shares held in the Invesco ESOP.
(5)	Ms. Wood has shared voting and investment power with respect to 64 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This discussion and analysis on behalf of the Compensation Committee of the Board of Directors (the “committee”) provides an overview of our philosophy and objectives in designing and implementing compensation programs for our executive officers. Specifically, we address the compensation determinations and the rationale for those determinations relating to our chief executive officer, chief financial officer, and the next three most highly compensated executive officers, whom we refer to collectively as our “named executive officers’ or “NEOs.”  This discussion and analysis should be read together with the compensation tables and related narrative below that contain specific information about compensation paid to or earned in 2010 by our named executive officers.  For 2010, our named executive officers were:

Name	Position
Martin L. Flanagan	President and Chief Executive Officer
Loren M. Starr	Senior Managing Director and Chief Financial Officer
G. Mark Armour	Senior Managing Director and Head of Institutional
James I. Robertson	Senior Managing Director and Head of UK and Continental Europe
Philip A. Taylor	Senior Managing Director and Head of North American Retail

Highlights of 2010 Executive Compensation

The following summarizes key highlights of our executive compensation for 2010:

•	The company achieved significant improvements during 2010 in key measures of its financial performance. During the year:
o
our assets under management (“AUM”) increased by 34.2% to $616.5 billion as of December 31, 2010, which included an increase of $114.6 billion (at June 1, 2010, the date of closing) resulting from our successful acquisition of Morgan Stanley’s retail asset management business, including Van Kampen Investments;

o	our net revenues increased by 31.1%;
o	our adjusted operating margin increased by six (6) percentage points;
o	our adjusted earnings per share (“EPS”) rose by 55.1%; and
o	our pre-cash bonus operating income (“PCBOI”) increased by 52.4%.

•
Our chief executive officer’s total annual compensation for 2010 (i.e., salary, cash bonus, stock deferral award and long-term equity award attributable to 2010 but granted in February 2011) increased by 31% from the prior year, consistent with the above improvements in the company’s financial performance and the achievement of numerous strategic objectives in implementing the company’s long-term strategy. The committee determined that this increase was appropriate, particularly in light of the reductions in our chief executive officer’s compensation for 2008 and 2009 that were driven by declines in our financial performance caused by global securities market challenges.

•
Total annual compensation for our other named executive officers similarly increased from the prior year by approximately 13%, in line with the notable improvements in the key measures of the company’s performance detailed above.

•
Consistent with the pay-for-performance philosophy that we have applied consistently over the years, we continued to align our named executive officers’ compensation to our progress against our strategic objectives and our financial performance for 2010. The following chart depicts the strong correlation between the various measures of financial performance of the company considered by the committee and the aggregate amounts of cash bonuses awarded to our named executive officers over the past four years:

The following graph depicts the alignment of total compensation of our named executive officers with developments in our financial performance from 2007 to 2010. For 2009, total compensation of our named executive officers rose due to an increase in the long-term equity award component. The committee approved this increase based on its determination that, in the wake of the significant acquisition of the retail asset management business of Morgan Stanley, our named executive officers should be further motivated to position the company for growth and to further align their interests with those of our shareholders.

                                                                                              2007                      2008                  2009                    2010

Note:  Total compensation includes (i) salary, (ii) cash bonus, and (iii) the value of equity awards attributable to the indicated year but granted in February of the following year.

•	We continued to refine our executive compensation structure and process consistent with evolving governance practices by:

o	eliminating the excise tax “gross up” previously provided to our chief executive officer in his employment contract;
o	instituting share ownership guidelines, described in detail elsewhere herein, applying to our directors and executive officers; and
o
providing for the application of a “clawback” policy in our proposed new equity plan that will be consistent with expected SEC rulemaking under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

•	We continued our commitment to good governance practices in executive compensation by, among other things:

o	maintaining the requirement of “double triggers” on the vesting of equity awards in the event of a change in control;
o	maintaining our insider trading policy that generally prohibits short selling, dealing in publicly-traded options, and hedging or monetization transactions in our common shares;
o	providing only a limited set of perquisites;
o	including in our equity incentive plans certain provisions prohibiting option re-pricing absent approval of our shareholders;
o	continuing our practice of not granting “re-load” options and including in our proposed new equity plan a provision specifically prohibiting this practice; and
o
including in our proposed new equity plan a provision generally prohibiting the payment of dividend equivalents on unvested restricted shares that are intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code unless and until the committee has certified that the applicable performance goals for such award have been met.

•
We continued to evaluate our compensation policies and practices for all employees with respect to potential risks posed to our business. Following the evaluation described in the section entitled “Corporate Governance – Board’s Role in Risk Oversight,” the Board once again concluded that Invesco’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

•
We are requesting shareholder approval for, and the Board has unanimously recommended, the adoption of a new equity plan, the 2011 Global Equity Incentive Plan (“2011 GEIP”).  The terms of the 2011 GEIP are consistent with the best practices outlined above and contemplate the issuance over time of awards covering up to 28 million common shares of the company.  The 2011 GEIP is being proposed in view of the planned depletion of shares available for employee and non-executive director equity awards under our 2008 Global Equity Incentive Plan (“2008 GEIP”). The proposal is described in detail below under the caption “Proposal No. 4.” As noted in the discussion of Proposal No. 4, if our shareholders do not approve the 2011 GEIP, we will lose a critical tool for recruiting, retaining and motivating our employees and directors, and we would thus be placed at a competitive disadvantage in attracting and retaining key talent. (The 2008 GEIP or the 2011 GEIP, as applicable, are sometimes hereinafter referred to individually as the “Global Equity Incentive Plan.”)

Our Compensation Philosophy

We are a leading independent global investment management business and we operate in a very competitive environment.  We believe that achieving our long-term strategic priorities is key to our success.  Our long-term strategic priorities are to:

•	achieve strong investment performance over the long term for our clients;
•	deliver our investment capabilities anywhere in the world to meet our clients’ needs;
•	harness the power of our global operating platform by continuously improving our processes and procedures and further integrating the support structures of our business globally; and
•	perpetuate a high-performance organization by driving greater transparency, accountability and execution at all levels.

We design, structure and implement our compensation programs at every level to align with our long-term strategic priorities.  We believe that we have applied this philosophy consistently over the years.

As an investment management firm, our business is driven by intellectual capital. One of our greatest assets is the collective skill, experience and efforts of our employees. We compete for professional talent with a large number of financial services companies. To achieve our long-term strategic priorities, it is critical that we are able to attract, retain and motivate talented professionals who are committed to these priorities while simultaneously aligning their incentives with the interests of our clients and shareholders.

The committee believes that the dominant portion of an executive officer’s compensation should be variable, reflecting the company’s results on an annual basis and over multi-year periods.  The committee also believes that executive officers should have a meaningful ownership position in the company, because share ownership provides a clear link between management interests, operational performance and shareholder value.  As a consequence, the committee has emphasized ownership by executive officers in the form of equity awards which vest over time. The committee believes that as an individual’s compensation increases, the percentage of that compensation received in the form of equity should increase.  As executives progress to higher levels in the company, their ability to affect our performance generally increases and our need to retain these executives increases correspondingly. Therefore, one of the goals of our compensation programs is to motivate these executives, including our named executive officers, to maximize the key measures of our financial performance and achieve our overall strategic goals over long and productive careers with the company.  Our practice of including a significant deferred equity component in the compensation of executive officers in order to create long-term retention incentives serves this objective.

All shares awarded to our executive officers are also subject to the Executive Officer Stock Ownership Policy, which was adopted by the Board of Directors in October 2010. The policy requires the chief executive officer to achieve an ownership level of at least 250,000 shares, and each other executive officer an ownership level of at least 100,000 shares, within three years of the later of the effective date of the policy and the date of such executive officer’s first appointment. Until such ownership level is achieved, each executive officer is required to retain 100% of the “net shares” obtained through the company’s share incentive plans. “Net shares” means the number of common shares received as a result of the vesting of equity awards or the exercise of stock options, less shares withheld to pay taxes or to cover the exercise price of stock options.

Our Compensation Program Objectives

To support our long-term strategic priorities, we have structured our compensation programs to achieve the following objectives:

•	align individual incentive awards with client and shareholder success;
•	provide competitive, performance-driven compensation that is tied to strategic and financial results;
•	closely link rewards to strategic and financial results at every level of our enterprise;
•	reinforce a meritocracy by differentially rewarding high performers; and
•	recognize and retain top talent by ensuring an appropriate mix of cash and deferred equity compensation.

We utilize a variety of compensation components to achieve the objectives described above. A detailed description of these compensation components is set forth below under the caption “Components of Executive Compensation and Their Purpose.”

Role of the Compensation Committee

The committee has, among other duties, responsibility for determining the components and amounts of compensation paid to our executive officers, including our named executive officers.  The committee’s responsibilities include:

•	reviewing and making recommendations to the Board about the company’s overall compensation philosophy;
•	approving annual compensation pools;
•	evaluating the performance of, and setting the compensation for, the chief executive officer;
•
reviewing and overseeing management’s annual process for evaluating the performance of, and approving the compensation for, all other executive officers, including the other named executive officers; and

•	overseeing the administration of the company’s compensation programs.

The committee makes its compensation determinations in its discretion, without formulaically tying its determinations to specific performance targets, formulas or weightings.  The achievement of any particular goal or objective, financial or individual, does not automatically result in any particular level of compensation.  The committee believes that a flexible approach in aligning management and shareholder interests, which takes into account qualitative judgments tied to the company’s long-term strategy, is more effective than purely formulaic criteria.

Further information about the committee and its composition, responsibilities and operations can be found elsewhere in this proxy statement under the caption “INFORMATION ABOUT THE BOARD AND ITS COMMITTEES - THE COMPENSATION COMMITTEE.”

Use of Compensation Consultants

The committee’s charter gives it the authority to retain consultants and other advisors to assist it in performing its duties. The committee has engaged Johnson Associates, a well-regarded independent consulting firm, to advise it on director and executive compensation matters.  Johnson Associates:
•	attends certain meetings of the committee and periodically meets with the committee without members of management present;
•	assists the committee throughout the year in its analysis and evaluation of our overall executive compensation programs;
•	assists the committee in its review of compensation paid to our directors and executive officers, including our named executive officers;
•
provides the committee with certain market data and analysis that compares executive compensation paid by the company with that paid by other firms in the financial services industry and certain investment management firms which we consider generally comparable to us (our “peer group”);

•	estimates pay levels of comparable positions at our peer group (using data provided by Invesco regarding job titles and responsibilities of our executive officers);
•	utilizes data inputs regarding market conditions, market impressions and compensation trends; and
•	applies its qualitative judgment to the data from these disparate sources and provides market consensus information to the committee, accompanied by oral commentary.

The committee uses such data as reference material to assist the committee in gaining a general awareness of industry compensation standards and trends. The market data, including performance and pay practices of the peer group, do not directly affect the committee’s compensation determinations for our executive officers, including our named executive officers. Although we seek to offer to our executive officers a level of total compensation that is competitive with that paid by our peer group, we do not target a particular percentile of the peer group with respect to total pay packages or any individual components thereof. The committee's consideration of the compensation levels and performance of our peer group constitutes only one of many factors reviewed, and such peer group data is considered generally and not as a substitute for the committee's independent judgment in making compensation decisions regarding our executive officers, including our named executive officers.

Under the terms of its engagement with the committee, Johnson Associates does not provide any other services to the company unless the committee has approved such services.  No such other services were provided in 2010.  The company uses other compensation and benefits consultants to provide market practice data, actuarial services and/or advice relating to broad management employee programs in which named executive officers may participate.

Role of Executive Officers in Determining Executive Compensation

Our chief executive officer meets with the non-executive directors (including the members of the committee) throughout the year to discuss executive performance and compensation matters, including proposals relative to compensation for individual executive officers (other than the chief executive officer).  Our chief executive officer and chief administrative officer work with the committee to implement Invesco’s compensation philosophy.  They also provide to the committee information regarding financial and investment performance of the company as well as our progress toward strategic objectives.  Our chief financial officer assists as needed in explaining specific aspects of Invesco financial performance and may, from time to time, provide an explanation of the appropriate accounting treatment relating to certain awards.

Components of Executive Compensation and Their Purpose

The table below describes each component of our compensation program for executive officers, including our named executive officers, as well as its purpose and distinguishing attributes.

Compensation Component	Fixed / Variable / Benefits	Purpose	Additional Attributes
Base salary	Fixed	• Provide appropriate compensation for the day-to- day performance of job responsibilities
• Set for each individual based on the individual’s experience, duties and scope of responsibility
• Determined by the committee in light of internal and external market factors
• Reviewed annually, but generally remains static absent promotion or adjustment due to industry compensation levels

Annual cash bonus	Variable	• Motivate and reward the individual for contributions to the company’s annual results
• Funded from a company-wide cash incentive pool reflecting results for the most recently completed year
• See “Determining the 2010 Annual Award Pools – Process for Establishing
  Annual Award Pools” below

Annual stock deferral award	Variable
• Motivate and reward the individual for
   contributions to the company’s annual results
• Align the executive’s interests with those of our
   shareholders by directly linking the value received
    to the long-term performance of the company
• Provide future earnings potential and encourage
   retention due to vesting over time – generally four
    years

• Funded from a company-wide equity pool and made under our Global Equity
   Incentive Plan
• Non-transferable prior to vesting and generally forfeited in the event of voluntary termination
• Typically approved by the committee in January or February in respect of the prior year
• Generally vests upon involuntary termination of employment for reasons other than for cause, including following a change in control (“double-
    trigger”)

Long-term equity award	Variable
• Recognize the executive’s long-term potential for
   future contributions to achieving the company’s
   strategic objectives
• Align the executive’s interests with those of our
   shareholders by directly linking the value received
   to the long-term performance of the company
• Provide future earnings potential and encourage
   retention due to vesting over time – generally four
   years

• Funded from a company-wide equity pool and made under our Global Equity
   Incentive Plan
• Generally subject to same transfer restrictions and vesting criteria as annual stock deferral awards (described above)
• Typically approved by the committee in January or February in respect of the prior year
• Occasionally granted outside of our regular annual award dates, usually in connection with new hires, promotions, or retention of key employees

Retirement benefits	Benefits	• Assist employees with retirement savings
• U.S.-based executives participate in the Invesco Ltd. 401(k) Plan and in our legacy Invesco Money Purchase Plan
• The Invesco Ltd. 401(k) Plan provides for employer and employee contributions, and our legacy Invesco Ltd. Money Purchase Plan provided for employer contribution until such contributions ceased effective May 2009
• Executives residing outside the U.S. may participate in similar retirement plans available to other employees in their respective countries

Benefits	Benefits	• Provide competitive medical, life and disability insurance coverage and other corporate benefits	• Executive officers participate on the same basis as other employees
Perquisites	Benefits	• Assist executive officers in the execution of company business	• A nominal component of the company’s aggregate compensation package

Employment Agreements, Post-employment Compensation and Change-in-Control Arrangements

•
Employment Agreement of our Chief Executive Officer - Our chief executive officer has an employment agreement with the company that was amended and restated as of January 1, 2011. Under the amended and restated employment agreement, Mr. Flanagan continues to be employed as president and chief executive officer of the company.  The agreement terminates upon the earlier of December 31, 2025 (the year in which Mr. Flanagan reaches age 65) or the occurrence of certain events, including death, disability, termination by the company for “cause” or termination by Mr. Flanagan for “good reason.”

The terms of Mr. Flanagan’s amended employment agreement provide:

•	an annual base salary of $790,000;
•	the opportunity to receive an annual cash bonus award based on the achievement of performance criteria;
•	the opportunity to receive share awards based on the achievement of performance criteria;
•
eligibility to participate in incentive, savings and retirement plans, deferred compensation programs, benefit plans, fringe benefits and perquisites, and paid vacation, all as provided generally to other U.S.-based senior executives of the company;

•	a non-solicitation of employees or customers provision of a six-month duration following termination of employment;
•	for the elimination of the excise tax “gross up” required under his previous employment contract;
•
for a reduction in post-employment compensation compared with his previous employment contract from three times base and bonus to one times the sum of base, bonus and share awards, subject to certain agreed minimums described below; and

•	certain stipulations regarding termination of employment that are described below under the caption “Potential Payments Upon Termination or Change in Control for 2010.”

•	Post-employment Compensation -

Chief Executive Officer - Pursuant to Mr. Flanagan’s amended and restated employment agreement, in the event of his termination without “cause” or resignation for “good reason” he is entitled to receive the following payments and benefits (provided that he has not breached certain restrictive covenants):

•	his then-effective base salary through the date of termination;
•	a prorated portion of the greater of $4,750,000 or his most recent annual cash bonus;
•	immediate vesting and exercisability of all outstanding share-based awards;
•	any compensation previously deferred (unless a later payout date is stipulated in his deferral arrangements);
•
a cash severance payment generally equal to the sum of (i) his base salary, (ii) the greater of $4,750,000 or his most recent annual cash bonus, and (iii) his most recently made annual equity grant (unless the value thereof is less than 50% of the previously-made grant, in which case the value of the previously-made grant will be used);

•	continuation of medical benefits for him, his spouse and his covered dependents for a period of up to 36 months following termination; and
•	any accrued vacation;
•	any other vested amounts or benefits under any other plan or program.

 “Good reason” is defined in the amended employment agreement to include:

•	certain diminutions of position, authority, duties or responsibilities;
•	reduction in base salary, as adjusted from time to time, or the failure to be eligible for annual cash bonuses and equity awards;
•	involuntary geographic relocation;
•	any failure of the Board to renominate Mr. Flanagan for election to the Board during the employment period; and
•	any failure of a successor entity to expressly assume the obligations of the company under the agreement.

Other Named Executive Officers - Our other named executive officers are parties to employment arrangements that create salary continuation periods of six or twelve months in the event of involuntary termination of service without cause.

•
Change-in-Control Arrangements – Generally, all participants who hold equity awards under our Global Equity Incentive Plan or legacy Global Stock Plan, including our named executive officers, are eligible, under certain circumstances, for accelerated vesting in the event of a change of control of the company that is followed by involuntary termination of employment other than for cause or by voluntary termination for “good reason.”

Award Maximums for Named Executive Officers

In determining compensation for the named executive officers, the committee considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation greater than $1 million paid per fiscal year to each of the corporation’s “covered employees” (generally, the chief executive officer and the next three most highly compensated executive officers as of the end of any fiscal year). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the company’s shareholders.

As part of our compensation program for executive officers, the company maintains the Executive Incentive Bonus Plan (“EIBP”).  The EIBP was approved by our shareholders in 2008 and provides for annual performance-based awards to eligible employees.  For each executive officer, the committee determines on an annual basis an award maximum under the EIBP. Award maximums are expressed as a percentage of PCBOI – an objectively determined performance criteria that is intended to qualify for the performance-based exemption to the $1 million deduction limit under Section 162(m).  Award maximums pertain to the cumulative value of an executive officer’s annual variable compensation – consisting of the annual cash bonus, annual stock deferral award and long-term equity award.  In the event the committee determines to grant additional compensation that is not performance-based compensation to an executive subject to the provisions of Section 162(m), the additional compensation will be subject to the $1 million deduction limitation.

In February 2010, the committee established three levels of award maximums in respect of our named executive officers – one each for the chief executive officer, senior managing directors of business components, and senior managing directors of staff functions.  The three levels of award maximums were established after consideration of:

•	prior-year compensation levels in light of the company’s 2009 PCBOI;
•	projected maximum award levels based on the company’s estimated 2010 PCBOI;
•	market data for industry comparative compensation levels; and
•	comparisons for job roles and levels of responsibility.

The resulting award maximum for each of our named executive officers is set forth in the related graph below under the caption “Determination of 2010 Awards for Named Executive Officers - 2010 Compensation Decisions.”

Determining the 2010 Annual Award Pools

Strategic and Financial Context

The global economic difficulties and equity market volatility that have characterized the past several years continued into 2010.  The severe economic contraction produced by the 2008 financial crisis has been followed by a modest recovery and unprecedented levels of intervention in financial systems as governments injected funds to boost liquidity and build up global economies.

In spite of this unstable economic environment, Invesco continued its momentum by taking a disciplined approach to our business and remaining focused on delivering strong, long-term investment performance to our clients.  This work positions the company well as global economies and markets continue their recovery.

A key milestone for the long-term success of the company during 2010 was the successful integration of Morgan Stanley’s retail investment management business, including Van Kampen Investments (the “acquisition”).  The acquisition expanded the depth and breadth of our investment strategies, strengthened our overall distribution capabilities and greatly enhanced our ability to serve clients in the U.S.  The preparatory integration work was largely completed by the date of the acquisition’s close on June 1 and we were immediately able to deliver the tremendous value of the combined organization to our clients.  Invesco’s increased relevance as a leading U.S. fund manager as a result of the acquisition is driving new business through greater access to top retail distribution platforms.

Invesco’s four long-term strategic priorities continued to guide the company’s progress and accomplishments during the past year.  Invesco’s commitment to a multi-year strategy set a firm foundation for the company’s many achievements throughout the year:

•
Achieving strong investment performance over the long term for our clients – A continued focus on delivering investment excellence has resulted in significantly improved long-term investment performance that remains at its highest levels in more than five years.  Invesco maintains a strong investment culture by ensuring that portfolio managers have access to the best investment tools and research resources, encouraging portfolio managers to further align with investors by investing in their own funds and providing strong investment oversight and risk control.  These efforts improve our ability to consistently deliver strong, long-term performance to clients and ensure investment performance that is aligned with client expectations.

•
Delivering the company’s investment capabilities anywhere in the world to meet our clients’ needs – In addition to increasing the depth of our investment capabilities, the acquisition also expanded the vehicles used to deliver these capabilities.  The addition of closed-end funds and unit investment trusts (“UITs”) expanded our suite of investment vehicles in the U.S. market and now enables Invesco to deliver the unique strengths of our investment solutions in a full range of client options.  The addition of Concord Capital Ltd. and the Asia real estate asset management business of AIG Global Real Estate Investment Corp. enhanced our credibility and our presence in Australia and accelerated our growth into the attractive Asia-Pacific real estate market, respectively.

•
Harnessing the power of our global operating platform by continuously improving our processes and procedures and further integrating the support structures of our business globally – Invesco was able to add the businesses acquired in 2010 to its global operating platform with minimal transition issues for our clients.  As Invesco’s business grows, operations support centers in Canada and India continue to expand, which enables the firm to lower costs through greater effectiveness and efficiency.

•
Perpetuating a high-performance organizationby driving greater transparency, accountability and execution at all levels – We ranked #1 for retail AUM in the U.K.  We strengthened our relationships with leading financial institutions in U.S. retail channels, with 70% of our U.S. retail AUM having been distributed through one of the top 20 firms.  Standard & Poor’s raised the firm’s enterprise risk management rating from “adequate” to “strong,” making Invesco one of only four investment managers with a “strong” rating.  Our credit ratings from Moody’s and Standard & Poors improved to A3/Stable and A-/Stable, respectively. In addition,  Invesco Mortgage Capital (NYSE: IVR), a mortgage REIT launched in July 2009 and managed by Invesco Institutional, had four follow-on common stock offerings in 2010, raising approximately $870 million.

Driven by strong investment performance, an improved market environment and the successful integration of the acquisition, key measures of the company’s financial performance strengthened significantly from 2009.  Our AUM increased by 34.2% to $616.5 billion, which included an increase of $114.6 billion (at date of closing) resulting from the successful acquisition.  Higher AUM produced higher revenues resulting in increased earnings for the company.  Our net revenues increased by 31.1% from their 2009 level.  Our adjusted operating margin improved by six (6) percentage points. Our adjusted earnings per share similarly rose by 55.1% and our PCBOI increased by 52.4% from 2009 levels.  We resumed our share repurchase program, purchasing 9.4 million shares for $192.2 million during 2010.

Process for Establishing Annual Award Pools

As part of the committee’s oversight of our compensation, the committee annually approves two company-wide award pools – one consisting of cash and the other of equity.  Cash bonuses are paid from the cash pool, while annual fund deferrals (for certain investment professionals), annual stock deferral awards and long-term equity awards are paid from the equity pool.  The committee examines multiple financial measures, including PCBOI, net revenues, adjusted operating margin, assets under management and adjusted earnings per share, as well as non-quantitative measures, such as the company’s progress toward achieving its long- and short-term strategic objectives, in connection with determining the size of the pools.  In determining the size of the equity pool, the committee reviews the level of retention incentives associated with the amount of unvested equity awards held by our executive officers and other key employees.  The committee also reviews the size of the proposed equity pool relative to the total outstanding shares of the company.  Likewise, the committee reviews the total unvested equity awards (including the proposed equity pool) of our employees compared to total outstanding shares of the company.  The committee further considers the impact of the grant of equity awards on future operating income and profit margins of the company.

Award Pool Determinations

The committee reviewed Invesco’s strategic and financial results for 2010, including the factors discussed above, in determining the cash and equity pools for the year.  While each of these aspects was evaluated by the committee in making its award pool determinations, the committee did not attempt to rank or assign relative weight to any particular factor – rather, the committee applied its business judgment in considering them in their entirety.

Cash Pool.  The cash bonus pool is used to fund annual cash bonuses to employees, including the named executive officers. The committee seeks to ensure that the cash bonus pool is generally aligned with the annual financial results of the company – particularly PCBOI - for the relevant year. The committee determined that the cash pool for 2010 should be increased compared to 2009 in light of the company’s strong financial performance and the larger number of employees resulting from the acquisition.

The following chart depicts the strong correlation between the various measures of financial performance of the company considered by the committee and the aggregate amounts of cash bonuses awarded to our named executive officers over the past four years:

                                                                                                2007                   2008                    2009                2010

Equity Pool.  The equity pool is used to fund annual fund deferrals for portfolio managers, annual stock deferrals, and long-term equity awards intended to recognize and retain key talent, including the named executive officers. As noted above, the company performed strongly during 2010 under all measures examined by the committee. The committee believes that Invesco is well positioned to continue its progress as an industry leader, and that one of its challenges continues to be to use deferred compensation to motivate and retain key employees on a long-term basis, thus positioning the company for future growth.  For this reason, and in light of the increased employee population resulting from the acquisition, the committee determined that the equity pool should be increased from the prior-year level. Consistent with this determination, the committee approved long-term equity grants for certain executive officers, including our named executive officers, that are similar or somewhat larger than those awarded with respect to 2009.

Generally, the committee’s determinations result in the named executive officers receiving between 60% and 70% of their total compensation in any given year in equity awards that are subject to vesting over a multi-year period, generally four years. Such equity grants align the interests of senior management, including our named executive officers, with the long-term interests of our shareholders.

Determination of 2010 Awards for Named Executive Officers

Committee Evaluation Process

Every year, the committee reviews (i) the company’s performance (assessed as described above), (ii) compensation reports regarding the amounts paid to our named executive officers in prior years as salary, bonus, and share awards (including a sensitivity analysis regarding their unvested share awards), and (iii) analysis from our compensation consultant, Johnson Associates, that includes market information. Based upon these reviews, the committee determines our named executive officers’ variable compensation for the most recently completed fiscal year and reviews their salaries for the current fiscal year. Consistent with its stated philosophy, the committee limits our named executive officers’ base salary opportunity and structures the majority of their pay as variable compensation, through cash bonuses and equity awards.

In January 2011, the committee met to review Mr. Flanagan’s salary for 2011 and to determine his variable compensation for 2010. The committee engaged in a qualitative assessment of the state of the company, the company’s progress during 2010 in accomplishing its long-term strategic priorities and its financial results for 2010 – all of which Mr. Flanagan is ultimately responsible for achieving.  See “Determining the 2010 Annual Award Pools –Strategic and Financial Context” above.  While each of these items was considered by the committee in making its compensation decisions, the committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety.

Throughout 2010, Mr. Flanagan met with the non-executive directors (including the members of the committee) in executive session to discuss a variety of matters, including the development and performance of the other named executive officers. In these sessions, Mr. Flanagan highlighted certain areas of focus he had identified for the other named executive officers, many of which were designed to support the company’s long-term strategic priorities. The expectations were communicated to each other named executive officer at the beginning of the year and were adjusted and modified throughout the year in light of developments affecting the company.

During the January 2011 committee meeting, Mr. Flanagan met with the committee in executive session to discuss pay recommendations for members of senior management, including our other named executive officers. Mr. Flanagan provided the committee with compensation reports which summarized cash and equity paid to each other named executive officer in prior periods and contained an analysis of the named executive officer’s current unvested share awards and the associated vesting schedules.  Mr. Flanagan then presented a recommendation for base salary and the amounts for annual cash bonus, annual stock deferral award and long-term equity award for each of the other named executive officers. The recommendations reflected the company’s overall performance for 2010, as described above, as well as a qualitative assessment of each named executive officer’s performance during 2010. The qualitative assessment included such factors as the financial impact and scope of individual responsibilities, demonstration of a client-focused mindset, performance of the individual’s business area, performance as a manager, development of employees, and performance as a leader of progressive change in his business area. While each element of such assessment was evaluated by the committee in making its compensation determinations, the committee did not attempt to rank or assign relative weight to any particular factor – rather, the committee applied its business judgment in considering them in their entirety.

Material Goals and Accomplishments

Set forth below is a summary of the material goals and accomplishments for 2010 of each named executive officer which the committee took into consideration in determining each such officer’s compensation for 2010.

Martin L. Flanagan - Mr. Flanagan is President and Chief Executive Officer.

•
Achieving strong investment performance – Mr. Flanagan oversaw the company’s significantly improved long-term investment performance, which remains at its highest levels in more than five years.  Mr. Flanagan also strengthened the company’s investment culture by ensuring that our portfolio managers had access to the best investment tools and were aligned with investors by investing in their own funds.

•
Delivering the company’s investment capabilities anywhere in the world to meet client needs – Mr. Flanagan also guided the company to successful completion of several strategic transactions, including the above-described Morgan Stanley/Van Kampen transaction.  Other acquisitions in Asia and Australia enhanced the company’s credibility and presence in those markets.

•
Harnessing the power of our global operating platform – Under Mr. Flanagan’s leadership, each of the above businesses was added to Invesco’s global operating platform with minimal transition issues for clients.  Mr. Flanagan also oversaw the continued expansion of our operations support centers in Canada and India, which enable the company to increase efficiency by lowering costs.

•
Perpetuating a high-performance organization – In 2010, under Mr. Flanagan's leadership, Invesco achieved significant strategic and financial milestones, with net revenues increasing by 31.1%, adjusted operating margin increasing by six (6) percentage points, and adjusted earnings per share up by 55.1%. In addition to completing three strategic acquisitions that strengthened the company's product line and sales capability, the company maintained its high investment performance, with 68% of assets in the top half of peer rankings. Our U.K. team continued its strong performance, maintaining a #1 ranking for retail AUM in the U.K.  The U.S. retail business strengthened its relationships with leading financial institutions, with 70% of our U.S. retail AUM having been distributed through one of the top 20 firms.  Standard & Poor’s raised the company’s enterprise risk management rating from “adequate” to “strong,” making Invesco one of only four asset managers with such a rating. The company further achieved an improvement in our credit ratings from Moody’s and Standard & Poors to A3/Stable and A-/Stable, respectively.

Loren M. Starr - Mr. Starr is Senior Managing Director and Chief Financial Officer.

•	Business development strategy – Mr. Starr oversaw a seamless integration process in connection with various acquired businesses, including the acquisition.

•
Financial management and disclosure improvements – In order to prevent investor confusion resulting from the distorting effects of certain accounting rule changes, Mr. Starr successfully introduced the company’s new presentation of results utilizing non-GAAP financial measures. Mr. Starr also improved the general alignment of financial and management reporting within Invesco and created a new internal framework that will allow the company to generate a more transparent measurement of business profitability. Further, Mr. Starr implemented significant improvements to our 2011 financial planning process and established procedures for the UIT business.

•	Expense management – Mr. Starr helped the company achieve greater cost synergies than expected and was successful in reducing the amount of required seed capital and regulatory capital.

•
Improved financial strength – Mr. Starr oversaw an initiative that resulted in the company achieving an improvement in the credit ratings for our publicly traded debt, with Moody’s and Standard & Poors rating the company at A3/Stable and A-/Stable, respectively. Additionally, under Mr. Starr’s leadership, Invesco established a new $1.25 billion senior credit facility with its bank lending syndicate and achieved significant run-rate tax savings.

G. Mark Armour - Mr. Armour is a Senior Managing Director and Head of  Invesco Institutional.

•
Maintained investment performance – Mr. Armour maintained investment performance within Invesco Institutional at a high level, resulting in positive flows for our Real Estate and Stable Value investment products.

•
Development of significant investment products – Mr. Armour oversaw Invesco’s successful participation in the U.S. Treasury’s Public-Private Investment Program, the launch of various private equity funds and continued capital raising offerings by Invesco Mortgage Capital,  as well as further progress in discipline and consistency of strategy by the Invesco Product Committee.

•
Strengthened sales infrastructure – Mr. Armour also effected key hiring decisions in sales, made further progress on numerous initiatives to improve relationships with consultants of our institutional clients, and increased the coordination and focus of our institutional channel and its establishment of goals and targets.

James I. Robertson - Mr. Robertson is Senior Managing Director and Head of UK and Continental Europe.

•
Record financial performance - Mr. Robertson oversaw very strong performance from the Invesco Perpetual channel, which achieved its highest revenue, AUM (approximately £57 billion) and profitability on record.

•
Retention / hiring of key business leaders – Mr. Robertson successfully led initiatives to retain key business leaders in the UK and continental Europe for future periods and to hire significant new talent at senior levels.

•	European strategy and relationships – Mr. Robertson strategically focused on the continental European market, launching a cross-company effort to build brand awareness and to increase revenues.

•	People development – Mr. Robertson also made significant progress in the development and mentoring of rising business leaders, including investment professionals.

Philip A. Taylor- Mr. Taylor is a Senior Managing Director and Head of North American Retail.

•
Acquired business integration – Mr. Taylor successfully and rapidly integrated the investment teams, sales personnel, products and marketing from the acquisition into Invesco, both operationally and culturally.

•	Alignment of sales personnel compensation – Mr. Taylor reworked our U.S. sales compensation plans and arrangements and our U.S. sales leadership in order to strengthen our team coordination and focus.

•
Achieved improved Morningstar grading – Mr. Taylor demonstrated to fund rating agency Morningstar that Invesco is a good steward of our investors’ capital, resulting in improved grading by Morningstar.

•	Oversaw successful brand transition – Mr. Taylor successfully implemented our branding strategy to transition to the Invesco brand from the “AIM” naming convention for our U.S. investment funds.

•
Effected improvements in Invesco Trimark and Invesco Powershares products and leadership – Mr. Taylor successfully initiated action plans with regard to improvement in product lines and leadership in these areas of our business.

•
Marketing strategy – Mr. Taylor initiated and chaired a global marketing summit that was designed to further align Invesco’s marketing initiatives to increase recognition for the firm around the world.

For each named executive officer, the committee discussed Mr. Flanagan’s recommendations as to base salary and the amounts for annual cash bonus, annual stock deferral award and long-term equity award compensation. The committee also evaluated the qualitative assessments, goals and accomplishments, competitive compensation information and individual compensation reports with respect to each named executive officer.  While each such item was considered by the committee in making its compensation decisions, the committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety.  Based on the company’s overall performance for 2010 and Mr. Flanagan’s recommendations, as described above, as well as its evaluation of the above factors, the committee approved each item of the compensation for our named executive officers for 2010 depicted in the graphs below.

2010 Compensation Decisions

The following graphs depict, for each named executive officer, the determinations of the committee with respect to 2010 base salary, cash bonus, annual stock deferral award and long-term equity award components of compensation, in each case compared to prior-year levels.

Note:  Compensation depicted above includes (i) salary, (ii) cash bonus, and (iii) the value of equity awards attributable to the indicated year but granted in February of the following year.
Salaries for Messrs. Robertson and Taylor were unchanged from 2009 to 2010 - differences shown result from changes in currency exchange rates.

As described above, the committee believes that the dominant portion of an executive officer’s compensation should be variable, reflecting the company’s results, and that executive officers should have a meaningful ownership position in the company in order to link their personal interests to Invesco’s operational performance and shareholder value. Consistent with this philosophy, the committee limits our named executive officers’ cash compensation and structures the majority of their pay as deferred equity awards. The following graph depicts the proportions of cash and deferred equity compensation for 2010 for each of our named executive officers.

Note:  Compensation depicted includes (i) salary, (ii) cash bonus, and (iii) the value of equity awards attributable to the indicated year but granted in February of the following year.

As discussed above under “Award Maximums for Named Executive Officers,” a maximum award amount, expressed as a percentage of PCBOI, is established each year for each named executive officer.  An award maximum is an objectively determined performance criterion that is intended to qualify for the performance-based exemption to the $1 million deduction limit under Section 162(m). As depicted in the chart below, the aggregate amount of annual variable compensation for 2010 – consisting of the annual cash bonus, annual stock deferral award and long-term equity award to each named executive officer - does not exceed the maximum set for 2010.

    Note:  Compensation depicted includes (i) salary, (ii) cash bonus, and (iii) the value of equity awards attributable to the indicated year but granted in February of the following year.

Each named executive officer’s 2010 base salary and annual cash bonus are included in the 2010 row of the Summary Compensation Table, below.  Because their equity awards were not made during 2010, they are not included in the Summary Compensation Table for 2010 or the Grants of Plan-Based Share Awards for 2010 table but will be included in these tables in the company’s proxy statement for the 2012 annual general meeting, in each case in accordance with applicable SEC rules.  The amounts shown in the Summary Compensation Table for 2010 and Grants of Plan-Based Share Awards for 2010 Table reflect the values awarded to each named executive officer in February 2010 for their efforts in managing the company in 2009.

Johnson Associates reviewed all of the components and amounts of compensation for 2010 described above and orally advised the committee that, in its view, such compensation was reasonable, consistent with market practice and that each named executive officer’s contribution during 2010 strongly supported the committee’s compensation decisions described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on
Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted by the Compensation Committee

Sir John Banham (Chairman)
Rex D. Adams
Ben F. Johnson, III
Denis Kessler
Edward P. Lawrence
Phoebe A. Wood

Summary Compensation Table for 2010

Name and Principal Position	Year	Salary ($) (1)	Share Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)
Martin L. Flanagan	2010	790,000	6,508,494	3,750,000	459,908	11,508,402
President and Chief Executive Officer	2009	790,000	3,954,997	2,558,000	461,224	7,764,211
	2008	790,000	4,749,952	3,655,000	1,336,817	10,531,769
Loren M. Starr	2010	450,000	1,685,992	945,000	101,180	3,182,172
Senior Managing Director and Chief	2009	450,000	1,129,993	650,000	93,384	2,323,377
Financial Officer	2008	450,000	1,349,960	924,000	161,311	2,885,271
G. Mark Armour	2010	400,000	2,919,988	1,400,000	292,010	5,011,998
Senior Managing Director and Head of Invesco Institutional	2009	400,000	2,799,996	1,085,000	266,435	4,551,431
	2008	400,000	3,449,987	1,550,000	114,346	5,514,333
James I. Robertson (*)	2010	540,280	2,759,543	1,400,000	579,663	5,279,486
Senior Managing Director and Head of UK and Continental Europe	2009	549,237	3,599,993	1,010,620	312,896	5,472,746
	2008	-	-	-	-	-
Philip A. Taylor	2010	616,374	4,169,958	2,030,000	359,404	7,175,737
Senior Managing Director and head of North American Retail	2009	562,863	1,699,984	1,444,138	320,035	4,027,019
	2008	600,482	1,949,987	2,200,000	293,136	5,043,605
   ________
* Compensation information is included for the years for which Mr. Robertson was considered a named executive officer.

(1)
For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar plan in the named executive officer’s country.  For Messrs. Robertson and Taylor, base salary is converted to U.S. dollars using an average annual exchange rate.

(2)
For stock awards granted in 2010, reflects time-based awards that generally vest in four equal annual installments on each anniversary of the date of grant.

Grant date fair values were calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 “Compensation – Stock Compensation.” The grant date fair value was calculated by multiplying the number of shares granted by the closing price of the company’s common shares on the date of grant.

The amounts disclosed do not reflect the value actually realized by the named executive officers. For additional information, please see Note 12 – “Share-Based Compensation” to the financial statements in our Annual Report on Form 10-K, filed with the SEC on February 25, 2011.

(3)	Reflects annual cash bonus award earned for fiscal year by the named executive officers under the Executive Incentive Bonus Plan and paid in February of the following year.

(4)	The next following table reflects the items that are included in the All Other Compensation column for 2010.

All Other Compensation Table for 2010

Name	Dividends Paid on Unvested Stock Awards ($) (a)	Insurance Premiums ($)	Company Contribu- tions to Retire-ment and 401(k) Plans ($) (b)	Option Cost ($) (c)	Tax Gross Ups ($) (d)	Tax Consulta-tion ($)	Perquisites ($) (e)	Total All Other Compen-sation ($)
Martin L. Flanagan	279,973	3,962	21,075	-	-	-	154,898	459,908
Loren M. Starr	76,401	3,704	21,075	-	-	-	-	101,180
G. Mark Armour	176,784	7,429	6,375	-	42,925	-	58,497	292,010
James I. Robertson	171,368	2,534	27,014	-	-	75,441	303,306	579,663
Philip A. Taylor	139,961	9,183	13,042	134,800	-	11,024	51,394	359,404
________

(a)	Dividends and dividend equivalents are paid on unvested awards at the same rate as on our other shares.
(b)	Amounts of matching contributions paid by the company to our retirement plans are calculated on the same basis for all plan participants, including the named executive officers.
(c)	Reflects the incurred cost to the company of paying the exercise price of a share option under the terms of the option agreement for the named executive officer.
(d)	With respect to Mr. Armour, represents gross-up on costs in connection with corporate housing payments and travel expenses for Mr. Armour and his family.
(e)
Perquisites include the following:

With respect to Mr. Flanagan, includes $154,459 for his personal use of company-provided aircraft.  The company pays certain hourly, monthly and annual fees for its use of a fractionally-owned airplane. The company also leases an airplane for which it pays direct operating expenses, and monthly lease payments and management fees. We calculate the aggregate incremental cost to the company for personal use based on the average variable costs of operating the airplanes. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. This methodology excludes fixed costs that do not change based on usage, such as depreciation, maintenance, taxes and insurance.

With respect to all named executive officers other than Mr. Starr, also includes fees paid by the company for the officer’s and (other than with respect to Mr. Robertson) his spouse’s recreational activities in conjunction with a company-sponsored off-site business meeting.

With respect to Mr. Armour, includes (i) $55,000 for Mr. Armour’s corporate housing in connection with his work in Atlanta, Georgia, consisting of rental payments; and (ii) travel costs for Mr. Armour and his family to and from their home in Australia.

With respect to Mr. Robertson, includes (i) $109,962 for Mr. Robertson’s corporate housing in connection with his work in the UK, consisting of rental and utilities payments; (ii) $155,991 for tax equalization payments and tax counsel, consisting of professional fees, (iii) relocation expenses paid for by the company under its relocation program, and (iv) costs for Mr. Robertson’s and his family’s travel associated with the relocation.

With respect to Mr. Taylor, includes (i) $46,079 for Mr. Taylor’s corporate housing in connection with his work in Houston, Texas, consisting of rental and utilities payments; (ii) work-related parking costs; and (iii) costs paid by the company in connection with his spouse’s travel to a company-sponsored off-site business meeting.

Grants of Plan-Based Share Awards for 2010

The committee granted share awards to each of the named executive officers during 2010.  Share awards are subject to time-based vesting according to the terms of the applicable award certificate.  Share awards are subject to transfer restrictions and subject to forfeiture prior to vesting upon a recipient’s termination of employment for any reason other than death, disability, retirement, involuntary termination without cause, or (in the case of Mr. Flanagan only) voluntary termination for “good reason.”  All share awards immediately become vested upon the recipient’s termination of employment during the 24-month period following a change in control (i) by the company other than for cause or disability, or (ii) by the recipient for good reason.

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2010:

Name	Grant Date	Vesting (1)	All Other Share Awards (#)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value of Share Awards ($) (2)
Martin L. Flanagan	02/26/2010	4-year ratable	332,066	19.60	6,508,494
Loren M. Starr	02/26/2010	4-year ratable	86,020	19.60	1,685,992
G. Mark Armour	02/26/2010	4-year ratable	148,979	19.60	2,919,988
James I. Robertson	02/26/2010	4-year ratable	140,793	19.60	2,759,543
Philip A. Taylor	02/26/2010	4-year ratable	189,794	19.60	3,719,962
Philip A. Taylor	02/26/2010	3-year ratable	22,959	19.60	449,996
________

(1)
The 4-year ratable awards generally vest in four equal annual installments on each anniversary of the date of grant, and the 3-year ratable award generally vests in three equal annual installments on each anniversary of the date of grant.

(2)
The grant date fair value is the total amount that the company will recognize as expense under applicable accounting requirements if the share awards fully vest. This amount is included in our Summary Compensation Table each year. Grant date fair values were calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 “Compensation – Stock Compensation.” The grant date fair value is calculated by multiplying the number of shares granted by the closing price of our common shares on the day the award was granted.

Outstanding Share Awards at Fiscal Year-End for 2010

The following table provides information as of December 31, 2010 about the outstanding share awards held by our named executive officers:

				Option Awards			Share Awards
			Number of Securities Underlying Options (#)				Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards that have not vested (#)	Equity Incentive Plan Awards that have not vested ($)
Name		Date of Grant	Exercisable	Unexer- cisable	Option Exercise Price ($)(1)	Option Expiration Date
Martin L. Flanagan	(2)	02/28/08	-	-	-	-	120,325	2,895,020	-	-
	(3)	02/28/08	-	-	-	-	18,511	445,375	-	-
	(4)	02/27/09	-	-	-	-	259,515	6,243,931	-	-
	(5)	02/26/10	-	-	-	-	332,066	7,989,508	-	-
Loren M. Starr	(2)	02/28/08	-	-	-	-	27,767	668,074	-	-
	(3)	02/28/08	-	-	-	-	7,404	178,140	-	-
	(4)	02/27/09	-	-	-	-	74,147	1,783,977	-	-
	(5)	02/26/10	-	-	-	-	86,020	2,069,641	-	-
G. Mark Armour	(2)	02/28/08	-	-	-	-	101,814	2,449,645	-	-
	(3)	02/28/08	-	-	-	-	8,638	207,830	-	-
	(4)	02/27/09	-	-	-	-	183,727	4,420,472	-	-
	(5)	02/26/10	-	-	-	-	148,979	3,584,435	-	-
James Robertson		12/04/01	50,000	-	29.45	12/03/11	-	-	-	-
		12/04/01	25,000	-	29.45	12/03/11	-	-	-	-
		12/31/04	50,000	-	9.90	12/30/14	-	-	-	-
	(2)	02/28/08	-	-	-	-	37,023	890,773	-	-
	(3)	02/28/08	-	-	-	-	8,638	207,830	-	-
	(4)	02/27/09	-	-	-	-	236,220	5,683,453	-	-
	(5)	02/26/10	-	-	-	-	140,793	3,387,480	-	-
Philip A. Taylor		12/04/01	44,700	-	29.45	12/03/11	-	-	-	-
	(4)	02/27/09	-	-	-	-	111,548	2,683,845	-	-
	(5)	02/26/10	-	-	-	-	189,794	4,566,444	-	-
	(6)	02/26/10	-	-	-	-	22,959	552,394	-	-
_______

(1)	Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.55/£1 as of December 31, 2010.
(2)	100% of share award vests on February 28, 2011.
(3)	Share award vests in three equal annual installments. As of December 31, 2010, the unvested share award represents one-third of the original grant.
(4)	Share award vests in four equal installments. As of December 31, 2010, the unvested share award represents three-fourths of the original grant.
(5)	Share award vests in four equal installments. As of December 31, 2010, the unvested share award represents 100% of the original grant.
(6)	Share award vests in three equal annual installments. As of December 31, 2010, the unvested share award represents 100% of the original grant.

Option Exercises and Shares Vested for 2010

The following table provides information about share options exercised by the named executive officers during 2010 and equity awards held by our named executive officers that vested in 2010:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin L. Flanagan	-	-	105,015	2,058,294
Loren M. Starr	-	-	39,182	767,967
G. Mark Armour	45,980	897,403	74,118	1,452,713
James I. Robertson	-	-	94,442	1,851,063
Philip A. Taylor	166,666	3,260,268	100,739	2,141,435

 Potential Payments Upon Termination or Change in Control for 2010

The following table summarizes the estimated payments to be made under each agreement, plan or arrangement in effect as of December 31, 2010 which provides for payments to a named executive officer at, following or in connection with any termination of employment, including by resignation, termination, death, disability or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of our named executive officers and which is available generally to all salaried employees.

Name	Benefit	Termination Without Cause Following Change in Control ($) (1)	Termination Without Cause ($) (1)	Death or Disability ($)
Martin L. Flanagan	Benefits (2)	54,221	54,221	-
	Severance Payment (3)	16,620,000	16,620,000	-
	Bonus	4,750,000	4,750,000	-
	Share Awards (4)	17,573,833	17,573,833	17,573,833
Loren M. Starr (5)	Share Awards (4)	4,699,832	4,699,832	4,699,832
G. Mark Armour (5)	Share Awards (4)	10,622,381	10,622,381	10,622,381
James I. Robertson (5)	Share Awards (4)	10,169,536	10,169,536	10,169,536
	Stock Options (6)	708,163	708,163	708,163
Philip A. Taylor (5)	Share Awards (4)	7,802,682	7,802,682	7,802,682
 ________

(1)	Mr. Flanagan’s severance payment would also apply to resignation with “good reason” as described in his employment agreement referenced above.

(2)
Represents cost to the company for reimbursement of medical benefits for Mr. Flanagan and his covered dependents for a period of 36 months following termination, including “gross-up” payments that reimburse Mr. Flanagan for the amount of any associated tax liability in respect of the Company’s payment of such medical benefits. Mr. Flanagan’s employment agreement has been amended and restated, effective January 1, 2011, to provide that, with respect to his medical benefits, the company will no longer provide the gross-up payment to reimburse Mr. Flanagan for the amount of any associated tax liability.

(3)
Mr. Flanagan’s severance payment is equal to the sum of his base salary plus the maximum of his annual cash bonus multiplied by three. Mr. Flanagan’s employment agreement has been amended and restated, effective January 1, 2011, to provide that his severance payment will be equal to the sum of his base salary, the greater of $4,750,000 or his most recent annual cash bonus, and his most recent equity awards.

(4)
In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2010, and the price per share of our common shares on the date of termination is the closing price of our common shares on the NYSE on that date, which was $24.06.

(5)
Each of Messrs. Starr, Armour, Robertson and Taylor is a party to an agreement that provides for a termination notice period of either six or twelve months. Following any notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination. In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2010 and that the applicable notice had been given prior to such date.

(6)
In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2010, and the price per share of our common shares on the date of termination is the closing price of our common shares on the NYSE on that date, which was $24.06.  The value reported represents the difference between $24.06 and the applicable stock option exercise price multiplied by the number of optioned shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2010, the following directors served as members of the Compensation Committee: Sir John Banham (Chairman) and Rex D. Adams, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence and Phoebe A. Wood. No member of the Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2010, and no member of the Compensation Committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2010, none of the executive officers of the company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the company.

* * *

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Invesco Ltd. consists of J. Thomas Presby (Chairman), Sir John Banham, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence and Phoebe A. Wood. Each of the members of the Audit Committee is independent as such term is defined under the New York Stock Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv)  the company’s compliance with legal and regulatory requirements. The Audit Committee’s function is more fully described in its written charter, which is available on the corporate governance section of the company’s Web site at www.invesco.com.

REVIEW OF THE COMPANY’S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2010 with the company’s management. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the company’s independent auditors, the matters required to be discussed by professional auditing standards. The Audit Committee has also received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed the independence of E&Y with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

J. Thomas Presby (Chairman)
Sir John Banham(1)
Ben F. Johnson, III
Denis Kessler
Edward P. Lawrence
Phoebe A. Wood

__________________
(1) Sir John Banham was recently elected as a member of the Audit Committee and was not a member of the committee during the period covered by this report.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the approval of the shareholders, engaged E&Y to perform an annual audit of the company’s consolidated financial statements for fiscal year 2010. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by E&Y for fiscal years 2010 and 2009 for the audit of the company’s annual consolidated financial statements and for other services rendered by E&Y.

	Fiscal Year
	2010	2009
	($ in millions)
Audit Fees(1)	4.3	3.4
Audit-Related Fees(2)	1.9	1.6
Tax Fees(3)	0.6	0.1
All Other Fees(4)	--	- -
TOTAL FEES	6.8	5.1
____________

(1)
The 2010 Audit Fees amount includes approximately $2.3 million (2009: $1.9 million) for audits of the company’s consolidated financial statements and $1.5 million (2009: $1.2 million) for statutory audits of subsidiaries. These amounts do not include fees paid to E&Y associated with audits conducted on certain of our affiliated mutual funds, unit trusts and partnerships.

(2)
Audit-Related Fees consist of attest services not required by statute or regulation, audits of employee benefit plans and accounting consultations in connection with new accounting pronouncements and acquisitions.

(3)	Tax Fees consist of compliance and advisory services.

(4)	All Other Fees consist principally of transaction-related services.

PRE-APPROVAL PROCESS AND POLICY

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy sets forth the Audit Committee’s views on audit, audit-related, tax and other services. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. The policy defines the services and the estimated range of fees for such services that the committee has pre-approved. The term of any such categorical approval is 12 months, unless the committee specifically provides otherwise, and the policy requires the related fee levels to be set annually. Where actual invoices in respect of any service are materially in excess of the estimated range, the committee must approve such excess amount prior to payment. The policy also prohibits the company from engaging the auditors to provide certain defined non-audit services that are prohibited under SEC rules. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members, but may not delegate such authority to the company’s management. Under the policy, our management must inform the Audit Committee of each service performed by our independent auditor pursuant to the policy. Requests to the Audit Committee for separate approval must be submitted by both the independent auditor and our chief financial officer and the request must include a joint statement as to whether it is deemed consistent with the SEC’s and PCAOB’s rules on auditor independence.

All audit and non-audit services provided to the company and its subsidiaries by E&Y during fiscal year 2010 were either specifically approved or pre-approved under the policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Repurchases.  In order to pay withholding or other similar taxes due in connection with the vesting of equity awards granted under the 2008 Global Equity Incentive Plan and Global Stock Plan, employee participants, including our named executive officers, may elect the “net shares” method whereby the company purchases from the participant shares equal in value to the tax liability in connection with vesting equity awards.  Under the “net shares” method, the price per share paid by the company for repurchases is the closing price of the company’s common shares on the NYSE on the vesting date.

During fiscal 2010, the company repurchased common shares from the executive officers for the aggregate consideration shown in the following table:

Name and Title	Number of Shares Repurchased (#)	Aggregate Consideration ($)
Loren M. Starr	65,944	891,231
Senior Managing Director and Chief Financial Officer
G. Mark Armour	38,183	693,951
Senior Managing Director and Head of Invesco Institutional
James I. Robertson	55,794	949,219
Senior Managing Director and Head of UK and Continental Europe
Philip A. Taylor	58,632	1,170,482
Senior Managing Director and Head of North American Retail
Colin D. Meadows	40,238	684,369
Senior Managing Director and Chief Administrative Officer

Interests in Performance Fees.  In connection with Invesco’s role as investment manager under the U.S. Department of the Treasury’s Public-Private Investment Program (PPIP), some of our employees, including certain executive officers, have received rights to share in performance fees earned by Invesco. As described below, it is not currently possible to value these interests. A subsidiary of Invesco sponsors and provides investment management services to various investment vehicles (“Private Funds”) that were formed to invest in a securities public-private investment fund organized by Invesco under PPIP.  Certain of our executive officers, namely Messrs. Flanagan, Armour, Carome and Lo (“Participating Officers”), have purchased capital interests and (with the exception of Mr. Flanagan) will have the opportunity to receive periodic grants of profits interests in the general partners of the Private Funds (“Invesco GPs”).  The Invesco GPs invest in, and are entitled to receive a percentage of profits (“performance fees”) from, the Private Funds.  Invesco anticipates that each Participating Officer (other than Mr. Flanagan) will be granted profits interests from time to time for services rendered to the Invesco GPs.  The profits interests will vest in equal annual installments over a four-year period and are subject to forfeiture prior to vesting upon the occurrence of certain events.  Depending on the investment performance of the Private Funds and the amount of performance fees, if any, received by the Invesco GPs, the value of these interests could exceed $120,000.  However, if the Private Funds incur losses or the returns thereon do not exceed certain thresholds, the Participating Officers could lose their capital contributions and the profits interests could have little or no value.

RELATED PERSON TRANSACTION POLICY

The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000, and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules). Examples might include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees.

Management is required to present for the approval or ratification of the Audit Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the Audit Committee will approve or disapprove the transaction. Approval will be given only if the Audit Committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the Audit Committee promptly. The policy also permits the chairman of the Audit Committee to review and approve related person transactions in accordance with the terms of the policy between scheduled committee meetings. Any determination made pursuant to this delegated authority must be reported to the full Audit Committee at the next regularly-scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s common shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during fiscal year 2010, except that Phoebe A. Wood inadvertently failed to include in her initial Form 3 filing 64 shares in the company that she owned jointly with her spouse.  Ms. Wood reported such shares on an amended Form 3 promptly upon discovery of the oversight.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

GENERAL

The recently enacted Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As described in detail under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis,”  we have structured our compensation programs to achieve the following objectives:

•	align individual incentive awards with client and shareholder success;
•	provide competitive, performance-driven compensation that is tied to strategic and financial results;
•	closely link rewards to strategic and financial results at every level of our enterprise;
•	reinforce a meritocracy by differentially rewarding high performers; and
•	recognize and retain top talent by ensuring an appropriate mix of cash and deferred equity compensation.

In seeking to fulfill these objectives in our 2010 compensation decisions, we note the following key highlights:

•	The company achieved significant improvements during 2010 in key measures of its financial performance. During the year:
o
our assets under management (“AUM”) increased by 34.2% to $616.5 billion as of December 31, 2010, which included an increase of $114.6 billion (at June 1, 2010, the date of closing) resulting from our successful acquisition of Morgan Stanley’s retail asset management business, including Van Kampen Investments;

o	our net revenues increased by 31.1%;
o	our adjusted operating margin increased by six (6) percentage points;
o	our adjusted earnings per share (“EPS”) rose by 55.1%; and
o	our pre-cash bonus operating income (“PCBOI”) increased by 52.4%.

•
Our chief executive officer’s total annual compensation for 2010 (i.e. salary, cash bonus, stock deferral award and long-term equity award attributable to 2010 but granted in February 2011) increased by 31% from the prior year, consistent with the above improvements in the company’s financial performance and the achievement of numerous strategic objectives in implementing the company’s long-term strategy. The committee determined that this increase was appropriate, particularly in light of the reductions in our chief executive officer’s compensation for 2008 and 2009 that were driven by declines in our financial performance attendant on global securities market challenges.

•
Total annual compensation for our other named executive officers similarly increased from the prior year by approximately 13%, in line with the notable improvements in the key measures of the company’s performance detailed above.

•
Consistent with the pay-for-performance philosophy that we have applied consistently over the years, we continued to align our named executive officers’ compensation to our progress against our strategic objectives and our financial performance for 2010. The following chart depicts the strong correlation between the various measures of financial performance of the company considered by the committee and the aggregate amounts of cash bonuses awarded to our named executive officers over the past four years:

The following graph depicts the alignment of total compensation of our named executive officers with developments in our financial performance from 2007 to 2010. For 2009, total compensation of our named executive officers rose due to an increase in the long-term equity award component. The committee approved this increase based on its determination that, in the wake of the significant acquisition of the retail asset management business of Morgan Stanley, our named executive officers should be further motivated to position the company for growth and to further align their interests with those of our shareholders.

                                                                                                 2007                   2008                    2009                   2010

Note:  Total compensation includes (i) salary, (ii) cash bonus, and (iii) the value of equity awards attributable to the indicated
                    year but granted in February of the following year.

•	We continued to refine our executive compensation structure and process consistent with evolving governance practices by:

o	eliminating the excise tax “gross up” previously provided to our chief executive officer in his employment contract;
o	instituting share ownership guidelines, described in detail elsewhere herein, applying to our directors and executive officers; and
o	providing for the application of a “clawback” policy in our proposed new equity plan that will be consistent with expected SEC rulemaking under the Dodd-Frank Act.

•	We continued our commitment to good governance practices in executive compensation by, among other things:

o	maintaining the requirement of “double triggers” on the vesting of equity awards in the event of a change in control;
o
maintaining our insider trading policy that generally prohibits short selling, dealing in publicly-traded options, use of margin accounts or use of company shares as collateral for loans, and hedging or monetization transactions in our common shares;

o	providing only a minimal set of perquisites;
o	including in our equity incentive plans certain provisions prohibiting option re-pricing absent approval of our shareholders;
o	continuing our practice of not granting “re-load” options and including in our proposed new equity plan a provision specifically prohibiting this practice; and
o
including in our proposed new equity plan a provision generally prohibiting the payment of dividend equivalents on unvested restricted shares that are intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code unless and until the committee has certified that the applicable performance goals for such award have been met.

Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual General Meeting of Shareholders pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section above.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

GENERAL

The Dodd-Frank Act also enables our shareholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as we do above in Proposal 2. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Invesco, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or Invesco, the board may decide that it is in the best interests of our shareholders and Invesco to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section of this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF THE INVESCO LTD. 2011 GLOBAL EQUITY INCENTIVE PLAN

Company Proposal

We are asking our shareholders to approve the 2011 Global Equity Incentive Plan (the “2011 Plan”), which will make 28 million common shares of the company available for issuance to employees, directors and other eligible participants.  The material features of the 2011 Plan are described below.  If our shareholders approve the 2011 Plan, no further awards will be made under the 2008 Global Equity Incentive Plan (the “2008 Plan”), which is currently the primary equity compensation plan for our employees and non-executive directors.

Why We Support the Proposal

The 2011 Plan will be used to align the long-term interests of our employees with those of our shareholders.  Consistent with industry practice, a significant portion of compensation for our senior employees is delivered in the form of company equity. (See the chart depicting these proportions in the section of this Proxy Statement entitled “ Determination of 2010 Awards for Named Executive Officers - 2010 Compensation Decisions”.) In recent years, all equity awards have been made in the form of restricted stock and restricted stock units that vest over a period of three or four years.  We believe that this is the best and simplest way to align the interests of our employees with the interests of our shareholders.

Following our regular grant of equity awards in February 2011, only 7.6 million shares were available for grant under the 2008 Plan.  This may be insufficient to maintain our current approach to employee compensation.  Unless our shareholders approve the 2011 Plan, we will need to significantly reduce, or eliminate, future equity awards to our existing employees.  We believe that this change would adversely affect shareholders and shareholder value.

The 2011 Plan will be an important tool for recruiting and retaining employees.  Our competitors in the industry routinely use equity awards to compensate employees, and we believe that employees place a high value on equity compensation.  Our equity compensation awards have been an important component of our compensation program in the past and have played a significant role in our ability to attract and maintain talented employees and senior management.  If our shareholders do not approve the 2011 Plan, we believe such action will impair our ability to compete for and retain the most talented employees.

If the 2011 Plan is not approved, more employee compensation will need to be delivered in cash.  Consistent with best practices in our industry and accepted good governance standards, a significant portion of the compensation for our senior employees has been in the form of company equity.  We believe that this practice gives our employees a significant incentive to increase shareholder value.  If the 2011 Plan is not approved, we will likely attempt to create phantom stock plans that, while continuing to focus employees on the stock-price performance of Invesco, would necessarily be settled in cash.  Without an equity plan under which Invesco can issue additional shares, we would need to reduce significantly, or eliminate entirely, compensation that is paid in a form other than cash.

The potential impact of the 2011 Plan on dilution and the material features of the 2011 Plan are discussed below.

Impact on Dilution

As noted above, the 2011 Plan will authorize the issuance of up to 28 million shares, which represents approximately 6.1% of our outstanding common shares as of December 31, 2010.  The Board believes that the potential dilution resulting from these additional shares is reasonable and that the issuance of these additional shares will provide an appropriate incentive for employees to increase the value of the company for all shareholders.  Based on historical grant levels and the company’s current stock price, the company anticipates that the shares available for grant under the 2011 Plan will be substantially depleted in approximately three years.  Accordingly, it is likely that we will seek shareholder approval for the issuance of additional shares in 2014.

Information Regarding Other Equity Compensation Plans

Information as of December 31, 2010.  As required by SEC rules, we have presented the following information as of December 31, 2010 about common shares that may be issued under our existing equity compensation plans.  The table includes shares issuable under the 2008 Plan but does not reflect the effect of our annual equity grants in February 2011 and the vesting of existing awards at that time.

Name of Plan	Approved by Security Holders (1)	Active / Inactive Plan (2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options) (5)
2008 Global Equity Incentive Plan	√	Active	-	N/A	12,974,386
2000 Share Option Plan	√	Inactive	7,817,099	18.96	-
Subtotal - Approved Plans			7,817,099		12,974,386
2010 Global Equity Incentive Plan (ST)		Active	-	N/A	1,408,499
No. 3 Executive Share Option Scheme		Inactive	3,001,048	28.01	-
Subtotal - Unapproved Plans			3,001,048		1,408,499

Total			10,818,147		14,382,885

(1)
Prior to December 4, 2007, the company was listed on the London Stock Exchange.  With respect to the No. 3 Executive Share Option Scheme, shareholder approval of the plan at the time of adoption was not required under the rules of the London Stock Exchange or otherwise.  With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

(2)	No further grants will be made under inactive plans.
(3)	Includes an aggregate of 5.3 million stock options that have an exercise price greater than $29, which is greater than the company’s closing price of $24.06 on December 31, 2010.
(4)
Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.55/£1 as of December 31, 2010. Outstanding stock options have a weighted average exercise price of $21.47 and  a weighted average remaining contractual life of 2.20 years.

(5)	Excludes unvested restricted stock awards, unvested deferred shares awards and unvested restricted stock units.

 Information presented as of February 28, 2011.  We have presented the following information as of February 28, 2011 about common shares that may be issued under our equity compensation plans.  The table assumes that our shareholders approve the 2011 Plan and, consequently, that no further shares will be issued under the 2008 Plan.

Name of Plan	Approved by Security Holders (1)	Active / Inactive Plan (2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options) (5)
2011 Global Equity Incentive Plan	√	Active	-	N/A	28,000,000
2000 Share Option Plan	√	Inactive	7,191,136	12.63	-
Subtotal - Approved Plans			7,191,136		28,000,000
2010 Global Equity Incentive Plan (ST)		Active	-	N/A	1,357,835
No. 3 Executive Share Option Scheme		Inactive	2,886,235	17.97	-
Subtotal - Unapproved Plans			2,886,235		1,357,835

Total			10,077,371		29,357,835

(1)
Prior to December 4, 2007, the company was listed on the London Stock Exchange.  With respect to the No. 3 Executive Share Option Scheme, shareholder approval of the plan was not required at the time of adoption under the rules of the London Stock Exchange or otherwise.  With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

(2)	No further grants will be made under inactive plans.
(3)	Includes an aggregate of 5.2 million stock options that have an exercise price greater than $29, which is greater than the company’s closing price of $26.84 on February 28, 2011.
(4)
Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.63/£1 as of February 28, 2011. In the aggregate, outstanding stock options have a weighted average exercise price of $13.67 and a weighted average remaining term of 2.0 years.

(5)	Excludes unvested restricted stock awards, unvested deferred shares awards and unvested restricted stock units. Assumes approval of the 2011 Plan and no further grants under the 2008 Plan.

Overhang and Unvested Share Awards

As of December 31, 2010  - The overhang (i.e., the ratio of outstanding stock options plus shares available for future awards to the total number of outstanding shares) resulting from all of the company’s existing equity plans was approximately 25.2 million shares, or 5.5% of the total number of outstanding shares.  As noted above, this overhang includes approximately 5.3 million stock options with exercise prices greater than $29, which exceeded the closing price of our common shares on December 31, 2010 of $24.06 (i.e., underwater stock options).  As of December 31, 2010, the number of unvested equity awards represented 20.8 million shares, and the number of outstanding stock options represented 10.8 million shares.

As of February 28, 2011 - Assuming the 2011 Plan is approved by our shareholders and, consequently, that no further shares may be awarded under our 2008 Plan, the overhang under all of the company’s existing equity plans would be approximately 39.5 million shares or 8.5% of the total number of outstanding shares. As noted above, this overhang includes approximately 5.2 million stock options with exercise prices greater than $29, which exceeded the closing price of our common shares on February 28, 2011 of $26.84 (i.e., underwater stock options).  As of February 28, 2011, the number of unvested equity awards represented 19.4 million shares, and the number of outstanding stock options represented 10.1 million shares.

Description of the 2011 Plan

The following summary describes the most significant features of the 2011 Plan.  This summary is not intended to be complete and is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

2011 Plan Highlights

Under the terms of the 2011 Plan, the Compensation Committee will have the authority to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, directors and other eligible participants.  We anticipate, however, that we will continue our current equity compensation practice of granting only restricted stock and restricted stock units.  We have not granted stock options since 2005.

•	No evergreen provisions. The 2011 Plan does not contain an "evergreen" provision that automatically increases the number of shares authorized for issuance under the Plan.

•
No Dividends on Qualified Performance-Based Awards.  The 2011 Plan prohibits the payment of dividends or dividend equivalents on unvested qualified performance-based awards, which are intended to be exempt from the $1 million limit on deductions for compensation paid to covered employees, unless and until the committee has certified that the applicable performance goals for such award have been met.

•
Only Double Trigger Change-in-Control Provisions.  The 2011 Plan provides for the accelerated vesting of awards following a change in control only if a participant’s employment is terminated by the company involuntarily or by the participant for good reason.

•	No Loans or Transfers for Value. Participants are not permitted to borrow against awards or transfer them for value under the 2011 Plan.

Shares Authorized and Share Counting

The maximum number of common shares of the company that can be issued under the 2011 Plan is 28 million.  The total number of shares that can be issued pursuant to incentive stock options cannot exceed six million.  The number of shares subject to qualified performance-based awards, which are intended to be exempt from the annual limit on deductions for compensation paid to covered employees, cannot exceed two million per covered employee per year.  (See the section of this Proxy Statement entitled “U.S. Federal Income Tax Consequences, Section 162(m)” for more information regarding deduction limitations.)

Shares delivered pursuant to awards under the 2011 Plan may be authorized but unissued shares or shares held by the company as treasury shares.

  Any shares subject to an award that is forfeited, cancelled or otherwise settled without the delivery of shares and shares that are tendered to or withheld by the company in payment of an exercise price or satisfaction of a tax withholding obligation will not be counted for purposes of the limits on the total number of shares that can be issued under the 2011 Plan or the number of shares that can be issued as incentive stock options.

Eligibility

Awards under the 2011 Plan can be made to current employees, non-employee directors and consultants of the company and prospective employees and consultants.  During our recently completed annual grant cycle in February 2011, approximately 1,550 employees (25% of our employee population) received equity awards.  Employees other than our chief executive officer, chief financial officer and named executive officers received 86% of the awards granted.

Awards granted to non-executive directors will be made only in accordance with the terms and conditions of the company’s director compensation program.  See the section of this Proxy Statement entitled “Director Compensation” for more information about our director compensation program.

Administration

The 2011 Plan will be administered by a committee, which will be the Compensation Committee of the Board, unless the Board appoints a different committee.  The committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.  The committee is authorized to establish administrative rules and procedures, select the eligible individuals to whom awards will be granted, determine the types of awards and the number of shares covered by the awards and establish the terms and conditions for awards.  The committee may delegate its authority to administer the 2011 Plan to one or more persons, subject to applicable law and the rules under Section 162(m) of the Code.  All decisions made by the committee with respect to the 2011 Plan will be final and binding on all persons.

Types of Awards

Like the 2008 Plan, the 2011 Plan authorizes awards in the form of restricted stock, restricted stock units, stock options, stock appreciation rights and other stock-based awards.

Restricted Stock.  Awards of restricted stock are actual shares of common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by the company for a certain period of time or certain performance conditions are not met.  Except for these restrictions and any others imposed by the committee, the participant will generally have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and the right to receive dividends and other distributions paid or made with respect to the restricted stock, except that no dividends will be paid with respect to restricted stock that is intended to be exempt from the deduction limits on compensation under section 162(m) of the Code as performance-based compensation unless and until the committee has certified that the applicable performance goals for such award have been met.

Restricted Stock Units.  An award of restricted stock units represents a contractual obligation of the company to deliver a number of shares, an amount in cash or a combination of shares and cash equal to the specified number of shares subject to the award.  Restricted stock units may be subject to performance conditions, the continued employment of the participant or both.  The committee may also provide that dividend equivalents will be paid with respect to restricted stock units, except that no dividend equivalents may be paid with respect to restricted stock units that are intended to be performance-based compensation under Code section 162(m) unless and until the committee has certified that the applicable performance goals for such award have been met.

Stock Options and Stock Appreciation Rights.  Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment.  Stock appreciation rights represent the right to receive an amount in cash, shares or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award.

As noted above, the 2011 Plan provides for stock options even though the company has not granted stock options since 2005.  The company has never granted stock appreciation rights.  If stock options or stock appreciation rights are granted under the 2011 Plan, they will be subject to the following limitations:

•	The exercise price per share may generally not be less than the fair market value of a share on the date of grant.
•
The grant of an option will not be conditioned on the delivery of shares to the company in payment of an exercise price or satisfaction of a withholding or other payment obligation (i.e., a “reload option”).

•	Awards cannot be repriced either by amending the award or canceling the award and reissuing a substitute award with a lower exercise price.
•	The term of an award cannot exceed 10 years.

Other Stock-Based Awards.  The 2011 Plan also provides for the award of company shares and other awards that are valued by reference to our shares.  Other stock-based awards may only be granted in lieu of compensation that would otherwise be payable to the participant unless they are subject to vesting restrictions.

Performance Goals

The committee may condition the grant, vesting or payment of an award on the attainment of performance goals.  In the case of an award intended to qualify for the performance-based-compensation exception to the limit on deductions for compensation under section 162(m) of the Code, the goals will be based on attainment of specific levels of performance of the company (or a subsidiary, business segment or other operational unit of the company) with reference to one or more of the following criteria: operating revenues, annual revenues, net revenues, clients’ assets under management (“AUM”), gross sales, net sales, net asset flows, revenue weighted net asset flows, cross selling of investment products across regions and distribution channels, investment performance by account or weighted by AUM (relative and absolute performance), investment performance ratings as measured by recognized third parties, risk adjusted investment performance (e.g., information ratio, sharpe ratio), expense efficiency ratios, expense management, operating margin and adjusted operating margin, net revenue yield on AUM, client redemption rates and new account wins and size of pipeline, market share, customer service measures or indices, success of new product launches as measured by revenues, asset flows, AUM and investment performance, profit margin, operating profit margin, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, adjusted earnings per share, diluted earnings per share growth, adjusted earnings per share growth, operating income (including pre-cash bonus operating income), adjusted operating income (including pre-cash bonus adjusted operating income), cash bonus expense, incentive expense, pre- or after-tax income, net income, adjusted net income, free cash flow (operating cash flow less capital expenditures), cash flow per share, return on equity (or return on equity adjusted for goodwill), return on capital (including return on total capital or return on invested capital), return on investment, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, business expansion or consolidation, diversification of AUM by investment objectives, growth in global position (AUM domiciled outside of United States), diversified distribution  channels, successful integration of acquisitions, market value of a business or group based on independent third-party valuation or change in working capital. Performance goals will be set by the committee in the manner prescribed by Section 162(m).

Performance goals may be applied on a per share or absolute basis and relative to one or more peer group companies or indices, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with the company’s established accounting policies.  In addition, the committee may provide at the time performance goals are established for purposes of Section 162(m) that the manner in which the performance goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which a participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes, but only to the extent that such adjustments would not cause the awards lose their exemption under Section 162(m).

Termination of Employment/Services

Except as otherwise provided in an award agreement, all unvested awards under the 2011 Plan are forfeited when a participant terminates employment with, or ceases performing services for, the company.

Effect of a Change in Control

Unless otherwise provided in an award agreement, awards granted to a participant vest fully upon the participant’s termination of employment during the 24 months following a change in control (i) by the company other than for cause or disability or (ii) by the participant for good reason (as defined in the 2011 Plan).  Any vested options and stock appreciation rights can then be exercised during the periods set forth in the 2011 Plan.

Changes in Capitalization and Other Corporate Events

In the case of events affecting the capital structure of the company or certain corporate events such as a merger, the committee will make adjustments and substitutions to outstanding awards and award limits under the 2011 Plan as it deems equitable and appropriate.  The committee may also adjust performance goals to reflect unusual or non-recurring events and extraordinary items and for other similar reasons, but only to the extent that such adjustments would not cause awards that are intended to be exempt from Section 162(m) to lose that exemption.

Transferability

Awards under the 2011 Plan cannot be sold, assigned, transferred, pledged or otherwise encumbered, except by will and the laws of descent and distribution.

Effective Date, Plan Amendments and Changes

The 2011 Plan will be effective on of the date that it is approved by our shareholders, as requested herein, and will terminate on the tenth anniversary of the effective date.

The Board of Directors or the committee may amend, alter or discontinue the 2011 Plan, but no change is permitted without a participant’s consent to the extent that it would materially impair the participant’s rights under an outstanding award unless the change is made to comply with applicable law or stock exchange rules.  In addition, no amendment will be made without the approval of the company’s shareholders if approval is required by applicable law or the listing standards of an applicable exchange.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2011 Plan for the purposes of shareholders considering how to vote on this proposal.  It is not intended as tax guidance to participants in the 2011 Plan.  This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and Stock Appreciation Rights.  The grant of a stock option or stock appreciation right generally has no tax consequences for a participant or the company.  Likewise, the exercise of an incentive stock option generally does not have tax consequences for a participant or the company, except that it may result in an item of adjustment for alternative minimum tax purposes.  A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code, any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss.  If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares.  Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss, which may be short- or long-term, depending upon the holding period for the shares.

Restricted Stock Awards and Restricted Stock Units.  Any cash and the fair market value of any stock received by a participant under a restricted stock award or restricted stock unit are generally includable in the participant’s ordinary income.  In the case of restricted stock awards, this amount is includible in income when the awards vest.  In the case of restricted stock units, the amount is includible in income when the awards are paid.  Any dividends or dividend equivalents paid on unvested restricted stock and restricted stock units are also ordinary income for participants.

Deductions by the Company.  Except as explained below, the company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain.

Section 162(m).  Section 162(m) of the Code limits the company’s deduction for compensation paid to a covered employee to $1 million per year, but “performance-based compensation” is not subject to this limit.  The company intends that awards issued under the 2011 Plan will generally qualify for the performance-based compensation exception to Section 162(m) of the Code, or will be deductible by the company for other reasons.  Under certain circumstances, however, awards under the 2011 Plan may not qualify for the performance-based compensation exemption and may not be deductible by the company.

New Plan Benefits

We currently expect that, if the 2011 Plan is approved by our shareholders, the first grants made under the 2011 Plan will be to our non-executive directors in July 2011 in connection with the payment of the quarterly stock award.  See the section of this Proxy Statement entitled “Director Compensation” for more information about compensation paid to our directors.  The closing price of our shares on the New York Stock Exchange on March 28, 2011 was $25.37 per share.  The committee has not yet determined, and we cannot now anticipate, what other grants will be made under the 2011 Plan if it is approved. Accordingly, we cannot determine the grants, if any, that the committee may, in its discretion, decide to make to our senior executives under the 2011 Plan during the 2011 fiscal year.

Required Vote

This proposal must receive an affirmative majority of the votes cast at this meeting to approve the 2011 Global Equity Incentive Plan. The voting requirements for this proposal also are described in the “Questions and Answers About Voting Your Common Shares” section of this Proxy Statement.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 4, APPROVING THE 2011 GLOBAL EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5

APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has proposed the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending December 31, 2011 and to audit the company’s internal control over financial reporting as of December 31, 2011. During and for the fiscal year ended December 31, 2010, Ernst & Young LLP audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. Ernst & Young LLP also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2010. In addition, Ernst & Young LLP provides the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of Ernst & Young LLP are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section of this Proxy Statement. If the appointment is not approved, the Audit Committee will reconsider the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.

ADDITIONAL INFORMATION

Costs of Solicitation

The cost of solicitation of proxies will be paid by Invesco. We have retained Innisfree M&A Incorporated to solicit proxies for a fee of approximately $15,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report on Form 10-K will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Presentation of Financial Statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2010 will be presented at the Annual General Meeting. These statements have been approved by the Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

The registered office of Invesco is located at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. The principal executive offices of Invesco are located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, and the telephone number there is +1-404-892-0896.

Shareholder Proposals for the 2012 Annual General Meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this proxy statement (e.g. not later than December 16, 2011). Such proposals should be sent to our Secretary in writing to Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Invesco shareholders holding (individually or together) at least 5% of the total voting rights or constituting 100 or more registered Invesco shareholders together may require a proposal to be submitted to an annual general meeting. Under our Bye-Laws, notice of such a proposal must generally be provided to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 27, 2012 to February 26, 2012. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made. )

Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holders, without additional proxy statement disclosure about the matter, unless Invesco is notified about the matter not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting and the proponents otherwise satisfy the requirements of Rule 14a-4. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is from January 27, 2012 to February 26, 2012.

United States Securities and Exchange Commission Reports

A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2010 (the “Annual Report”), is being furnished concurrently herewith to all shareholders holding common shares as of the Record Date. Please read it carefully.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s Web site at www.invesco.com or by submitting a request to our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Communications with the Chairman and Non-Management Directors

Any interested party may communicate with the Chairman of our Board or to our non-executive directors as a group at the following addresses:

E-mail: company.secretary@invesco.com
   Mail: Invesco Ltd.
   Two Peachtree Pointe
1555 Peachtree Street
Atlanta, Georgia 30309
Attn: Office of the Secretary

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Compliance Reporting Line for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Invesco Compliance Reporting Line is available on the company’s Web site.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of Directors by sending a written communication appropriately addressed to:

Audit Committee
Invesco Ltd.
Two Peachtree Pointe
1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the General Counsel

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Secretary at: company.secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the company’s Investor Relations Department at the contact address and telephone number provided above.

Invesco Ltd.
TWO PEACHTREE POINTE, 1555 PEACHTREE STREET N.E., ATLANTA, GEORGIA 30309

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on
Thursday, May 26, 2011

To view the Proxy Statement and Annual Report on Form 10-K on the Internet, have your 11-digit Control #(s) and visit: http://bnymellon.mobular.net/bnymellon/ivz

Dear Invesco Shareholder:

The 2011 Annual General Meeting of Shareholders of Invesco Ltd. (the “Company”) will be held in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, on Thursday, May 26, 2011, at 1:00 p.m. (local time). The following proposals will be voted upon at the Annual General Meeting:

(1) to elect three (3) directors to serve until the 2014 Annual General Meeting;

(2) to hold an advisory vote on executive compensation;

(3) to hold an advisory vote on the frequency of holding future advisory votes on executive compensation;

(4) to approve the Invesco Ltd. 2011 Global Equity Incentive Plan;

(5) to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(6) to consider and act upon such other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote “FOR” Items 1, 2, 4 and 5, and “1 Year” on Item 3.

The record date for the Annual General Meeting is March 28, 2011. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Shareholders of record are cordially invited to attend the Annual General Meeting. Directions on how to attend the Annual General Meeting and vote in person can be found on our company Web site at: www.invesco.com/invest.

You may vote your proxy when you view the materials on the Internet. You will be asked to enter your 11 digit control number.

ACCESSING YOUR PROXY MATERIALS ONLINE

The Proxy Materials for Invesco Ltd. are available to review at:

http://bnymellon.mobular.net/bnymellon/ivz

The following Proxy Materials are available for you to review online:

•	the Company’s 2011 Proxy Statement;

•	the Proxy Card;

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Have this Notice available WHEN YOU WANT TO VIEW your Proxy Materials online or WHEN YOU WANT TO VOTE YOUR SHARES ELECTRONICALLY
or WHEN YOU WANT TO REQUEST A PAPER COPY of the Proxy Materials.

APPENDIX A

Invesco Ltd.

2011 Global Equity Incentive Plan

1.           Purpose

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to Shareholder value.

2.           Effective Date and Term of Plan

The Plan was adopted by the Board on February 17, 2011 and is effective as of the date that it is approved by the shareholders of the Company (the “Effective Date”).  No awards will be made under the Invesco Ltd. 2008 Global Equity Incentive Plan after the Effective Date.  Awards may be granted under the Plan until the date that is ten years after the Effective Date, unless the Plan is discontinued earlier pursuant to Section 14.

3.           Types of Awards

Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards may be granted under the Plan.

4.           Definitions

Except as otherwise specifically provided in an Award Agreement, each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 4 or, if not defined in this Section, the first place that it appears in the Plan.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code, an “Affiliate” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted pursuant to the terms of the Plan.

“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award and any addendum thereto.

“Beneficiary” means the person(s) or trust(s) designated by a Participant in the Participant’s most recent written beneficiary designation filed with the Company or its agent to receive any amounts payable or exercise any applicable rights under the Participant’s Awards after the Participant’s death.  If there is no surviving designated beneficiary at the time of the Participant’s death, the Beneficiary shall be the person(s) or trust(s) entitled by will or the laws of decent and distribution to receive such benefits.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant, (i) if such Participant is a party to an Individual Agreement at the time of the Termination of Service that defines such term (or word(s) of similar meaning), the meaning given in such Individual Agreement or (ii) if there is no such Individual Agreement or if it does not define Cause (or word(s) of similar meaning):  (A) the Participant’s plea of guilty or nolo contendere to, or conviction of, (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or any of its Affiliates, as determined by the Committee in its sole discretion, or that legally prohibits the Participant from working for the Company or any of its Affiliates; (B) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to the Company or any of its Affiliates in any material respect; or (C) the Participant’s failure, in each case in any material respect, to (1) perform the Participant’s employment duties, (2) comply with the applicable policies of the Company or any of its Affiliates, (3) follow reasonable directions received from the Company or any of its Affiliates or (4) comply with covenants contained in any Individual Agreement or Award Agreement to which the Participant is a party.  With respect to a Participant’s termination of directorship, “Cause” shall include only an act or failure to act that constitutes cause for removal of a director under the Company’s Bye-Laws.

“Change in Control” means any of the following events:

(i)      the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)      individuals who, as of January 1, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2011 whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)     consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv) approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, an event described above shall be a Change in Control with respect to an Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if such event is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be appointed by the Board to act as the Committee under the Plan.  If at any time there is no such Compensation Committee or other committee or subcommittee appointed by the Board, the Board shall be the Committee.  The Committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code.  Any member of the Committee who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Committee to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

“Company” means Invesco Ltd., a Bermuda exempted company.

“Disability” means, with respect to a Participant, (i) a “disability” (or words of similar meaning) as defined in any Individual Agreement to which the Participant is a party or (ii) if there is no such Individual Agreement or it does not define “disability” (or words of similar meaning), (A) a permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee in its sole discretion.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.  Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” shall mean a “Permanent and Total Disability” as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Disability” shall mean a “disability” as defined under Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder.

“Disaffiliation” means a Subsidiary’s, Affiliate’s or business segment’s ceasing to be a Subsidiary, Affiliate or business segment for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a business segment of the Company and its Affiliates).

“Eligible Individuals” means non-employee directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.  Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares are not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select.  If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

“Good Reason” means, with respect to a Participant, during the 24-month period following a Change in Control, actions taken by the Company or any of its Affiliates resulting in a material negative change in the employment relationship of the Participant who is an officer or an employee including, without limitation:

(i)  the assignment to the Participant of duties materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;

(ii)  a material reduction of the Participant’s aggregate annual compensation, including, without limitation, base salary and annual bonus opportunity, from that in effect immediately prior to the Change in Control;

(iii)  a change in the Participant’s principal place of employment that increases the Participant’s commute by 40 or more miles or materially increases the time of the Participant’s commute as compared to the Participant’s commute immediately prior to the Change in Control; or

(iv) any other action or inaction that constitutes a material breach by the Company or an Affiliate of any Individual Agreement.

In order to invoke a Termination of Service for Good Reason, a Participant must provide written notice to the Company or Affiliate with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition.  In the event that the Company or Affiliate fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s Termination of Service must occur, if at all, within ninety (90) days following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award, establishes the number of Shares to be subject to such Award and, in the case of an Option or Stock Appreciation Right, establishes the exercise price of such Award or (ii) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Individual Agreement” means a written employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“ISO Eligible Employees” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).

“Nonqualified Option” means any Option that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or Nonqualified Option granted under Section 8.

“Other Stock-Based Award” means an Award of Shares or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, Shares, including (without limitation) unrestricted stock, dividend equivalents and convertible debentures.

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.  In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following objective measures with regard to the Company (or a Subsidiary, business segment or other operational unit of the Company):  operating revenues, annual revenues, net revenues, clients’ assets under management (“AUM”), gross sales, net sales, net asset flows, revenue weighted net asset flows, cross selling of investment products across regions and distribution channels, investment performance by account or weighted by AUM (relative and absolute performance), investment performance ratings as measured by recognized third parties, risk adjusted investment performance (information ratio, sharpe ratio), expense efficiency ratios, expense management, operating margin, adjusted operating margin, net revenue yield on AUM, client redemption rates and new account wins and size of pipeline, market share, customer service measures or indices, success of new product launches as measured by revenues, asset flows, AUM and investment performance, profit margin, operating profit margin, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, adjusted earnings per share, diluted earnings per share growth, adjusted earnings per share growth, operating income (including pre-cash bonus operating income), adjusted operating income (including pre-cash bonus adjusted operating income), cash bonus expense, incentive expense, pre- or after-tax income, net income, adjusted net income, free cash flow (operating cash flow less capital expenditures), cash flow per share, return on equity (or return on equity adjusted for goodwill), return on capital (including return on total capital or return on invested capital), return on investment, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, business expansion or consolidation, diversification of AUM by investment objectives, growth in global position (AUM domiciled outside of United States), diversified distribution channels, successful integration of acquisitions, market value of a business or group based on independent third-party valuation, or change in working capital, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

“Performance Period” means that period established by the Committee during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

 “Plan” means this Invesco Ltd. 2011 Global Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 13.

“Restricted Stock” means an Award granted under Section 9.

“Restricted Stock Unit” means an Award granted under Section 10.

           “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing on the date of such Award to which vesting restrictions apply and ending upon the expiration of the applicable vesting conditions and/or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Share” or “Shares” means common shares, par value $0.20 each, of the Company or such other equity securities that may become subject to an Award.

“Shareholder” has the same meaning as the term “Member” in the Companies Act 1981 of Bermuda.

“Stock Appreciation Right” means an Award granted under Section 8(b).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Term” means the maximum period during which an Option, Stock Appreciation Right or, if applicable, Other Stock-Based Award may remain outstanding as specified in the applicable Award Agreement.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services (including as a director) for, the Company and any of its Subsidiaries or Affiliates.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.  With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder.  A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with the Company and all Affiliates for any reason.  A Participant will generally be treated as having terminated employment with the Company and all Affiliates as of a certain date if the Participant and the Company or Affiliate that employs the Participant reasonably anticipate that the Participant will perform no further services for the Company or any Affiliate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with the Company or any Affiliate.

5.           Administration

(a)           Committee.  The Plan shall be administered by the Committee.  The Committee shall, subject to Section 13, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.  Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Awards are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)  to adopt sub-plans and special provisions applicable to Awards regulated by the laws of a jurisdiction outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan;

(vi) subject to Sections 6(e)(iii), 8(d), 13 and 14, to modify, amend or adjust the terms and conditions of any Award;

(vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(viii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto);

(ix) subject to Section 13, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(x) to decide all other matters to be determined in connection with an Award;

(xi)   to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(xii) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xiii) to otherwise administer the Plan.

(b)           Delegation of Authority.  To the extent permitted under applicable law and Section 13, the Committee may delegate any of its authority to administer the Plan to any person or persons selected by the Committee, including one or more members of the Committee, and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority.

(c)           Procedures.

(i)  The Committee may act by a majority of its members then in office and, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 13, through any person or persons to whom it has delegated its authority pursuant to Section 5(b).

(ii)  Any authority granted to the Committee may also be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(d)           Discretion of Committee and Binding Effect.  Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan or any Award shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action.  All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Company, Participants and Eligible Individuals.  Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” or “Good Reason” exists shall be subject to de novo review.

(e)           Cancellation or Suspension.  Subject to Section 8(d), the Committee or an appropriately delegated person or persons shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.  In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by, or providing services to, the Company or after a Termination of Service, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee or any appropriately delegated person or persons), any business that is in competition with the Company or its Affiliates or with any business in which the Company or its Affiliates has a substantial interest, as determined by the Committee or any appropriately delegated person or persons.

(f)           Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (including electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  Unless otherwise specified by the Committee, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by the Company and the Participant receiving the Award (including by electronic delivery).  The Committee, in its sole discretion, may deliver any documents related to an Award or Award Agreement by electronic means.  Award Agreements may be amended only in accordance with Section 14.

6.           Shares Subject to Plan

(a)           Plan Maximums.  Subject to adjustment as described in Section 6(e), the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 28,000,000.

(b)           Individual and Award Limits.  Subject to adjustment as described in Section 6(e),

(i) no Participant shall be granted Qualified Performance Based-Awards covering more than 2,000,000 Shares during any calendar year; and

(ii) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 6,000,000 Shares.

(c)           Source of Shares.  Shares subject to Awards under the Plan may be authorized but unissued Shares or Shares held by the Company as treasury shares.

(d)           Rules for Calculating Shares Issued.  Shares that are subject to Awards granted under the Plan shall be deemed not to have been issued for purposes of the Plan maximums set forth in Section 6(a) and 6(b)(ii) to the extent that:

(i) the Award is forfeited, exercised or canceled or the Award terminates, expires or lapses for any reason without Shares having been delivered;

(ii) the Award is settled in cash; or

(iii)  the Shares are tendered or withheld by the Company in payment of the exercise price of an Option or Other Stock-Based Award, if applicable, or to satisfy all or part of any tax withholding obligation related to an Award.

(e)           Adjustment Provision.

(i)  In the event of a merger, consolidation, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, Disaffiliation, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 6(a) and 6(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards and (D) the exercise price of outstanding Awards.

(ii)  In the case of Corporate Events, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Event with respect to which Shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Event over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (B) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on securities or other property (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or business segment or by the entity that controls such Subsidiary, Affiliate, or business segment following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iii)  The Committee may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission; provided, however, that no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the applicable subsidiary, business segment or other operational unit of, or the manner in which any of the foregoing conducts its business, or other events or circumstances render the Performance Goals to be unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(f)           Section 409A.  Notwithstanding the foregoing:  (i) any adjustments made pursuant to Section 6(e) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 6(e) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 6(e) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

7.           Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to ISO Eligible Employees.

8.           Options and Stock Appreciation Rights

(a)           Options.  An Option is a right to purchase a specified number of Shares at a specified price that continues for a stated period of time.  Options granted under the Plan may be Incentive Stock Options or Nonqualified Options, and the Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b)           Stock Appreciation Rights.  A Stock Appreciation Right is a right to receive upon exercise of the Stock Appreciation Right an amount in cash, Shares or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price per Share subject to the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised.  The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)           Exercise Price; Not Less Than Fair Market Value.  The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except as provided under Section 6(e) or with respect to Options or Stock Appreciation Rights that are granted in substitution of similar types of awards of a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(d)           Prohibition on Repricing.  Except as provided in Section 6(e) relating to adjustments due to certain corporate events, the exercise price of outstanding Options or Stock Appreciation Rights may not be amended to reduce the exercise price of such Options or Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights be canceled in exchange for (i) cash, (ii) Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original outstanding Options or Stock Appreciation Rights or (iii) other Awards, unless in each case such action is approved by the Company’s Shareholders.

(e)           Prohibition on Reloads.  Options shall not be granted under the Plan in consideration for and shall not be conditioned on delivery of Shares to the Company in payment of the exercise price or any tax withholding obligation under any other stock option, stock appreciation right or other Award.

(f)           Term.  The Term of each Option and Stock Appreciation Right shall be fixed by the Committee and set forth in the applicable Award Agreement but shall not exceed ten (10) years from the Grant Date.

(g)           Vesting and Exercisability.  Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(h)           Termination of Service.  Except as provided in the applicable Award Agreement, to the extent an Option or Stock Appreciation Right is not vested and exercisable, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Service.

(i)           Method of Exercise and Payment.  Subject to the provisions of this Section 8 and the terms of the applicable Award Agreement, Options and Stock Appreciation Rights may be exercised, in whole or in part, by giving written notice of exercise specifying the number of Shares as to which such Options or Stock Appreciation Rights are being exercised and paying, or making arrangements satisfactory to the Company for the payment of, all applicable taxes pursuant to Section 16(d).  In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the exercise price by (i) certified or bank check (ii) delivery of unrestricted Shares of the same class as the Shares subject to the Option already owned by the Participant (based on the Fair Market Value of the Shares on the date the Option is exercised), provided that the Shares have been held by the Participant for such period as may established by the Committee to comply with applicable law or avoid adverse accounting treatment or (iii) such other method as the Committee shall permit in its sole discretion (including a broker-assisted cashless exercise or netting of Shares).

(j)           No Shareholder Rights.  Except as otherwise provided in an applicable Award Agreement, a Participant shall have no right to dividends or any other rights as a Shareholder with respect to Shares subject to an Option or Stock Appreciation Right until such Shares are issued to the Participant pursuant to the terms of the Award Agreement.

9.           Restricted Stock

(a)           Nature of Awards and Certificates.  Shares of Restricted Stock are actual Shares that are issued to a Participant subject to forfeiture under certain circumstances and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(b)           Vesting.  The Committee shall, prior to or at the time of grant, condition the grant or vesting of an Award of Restricted Stock upon (A) the continued service of the Participant, (B) the attainment of Performance Goals or (C) the attainment of Performance Goals and the continued service of the Participant.  In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award.  The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant.

(c)           Restricted Shares Non-Transferrable.  Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)           Rights of a Shareholder.  Except as otherwise provided in this Section 9 or in the applicable Award Agreement, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a Shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares.

(e)           Dividends.  Unless otherwise provided in the applicable Award Agreement, cash dividends with respect to the Restricted Stock will be currently paid to the Participant and, subject to Section 16(e) of the Plan, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock; provided, however, that no dividends shall be paid with respect to Restricted Stock that is designated as a Qualified Performance-Based Award unless and until the Committee has certified that the applicable Performance Goals for such award have been met.  If any Shares of Restricted Stock are forfeited, the Participant shall have no right to future cash dividends with respect to such Restricted Stock, withheld stock dividends or earnings with respect to such Shares of Restricted Stock.

(f)           Delivery of Shares.  If and when any applicable Performance Goals are satisfied and/or the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock, unrestricted Shares shall be delivered to the Participant as soon as administratively practicable.

(g)           Termination of Service.  Except as otherwise provided in the applicable Award Agreement, a Participant’s Shares of Restricted Stock shall be forfeited upon his or her Termination of Service.

10.           Restricted Stock Units

(a)           Nature of Awards.  Restricted Stock Units represent a contractual obligation by the Company to deliver a number of Shares, an amount in cash or a combination of Shares and cash equal to the specified number of Shares subject to the Award, or the Fair Market Value thereof, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(b)           Vesting.  The Committee shall, prior to or at the time of grant, condition the grant or vesting of an Award of Restricted Stock Units upon (A) the continued service of the Participant, (B) the attainment of Performance Goals or (C) the attainment of Performance Goals and the continued service of the Participant.  In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Award.  The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Committee so permits, that meets the requirements of Section 409A of the Code.

(c)           Dividend Equivalents.  The Committee may, in its discretion, provide for current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 16(e) below), as set forth in an applicable Award Agreement; provided, however, that no such dividend equivalents shall be paid with respect to Restricted Stock Units that are designated as a Qualified Performance-Based Awards unless and until the Committee has certified that the applicable Performance Goals for such award have been met.

(d)           Termination of Service.  Except as provided in the applicable Award Agreement, a Participant’s Restricted Stock Units shall be forfeited upon his or her Termination of Service.

(e)           Payment.  Shares, cash or a combination of Shares and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 60 days, after the date on which payment is due under the terms of an Award Agreement.

(f)           No Shareholder Rights.  Except as otherwise provided in an applicable Award Agreement, a Participant shall have no rights as a Shareholder with respect to Shares subject to Restricted Stock Units until such Shares are issued to the Participant pursuant to the terms of the Award Agreement.

11.           Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan; provided, that any Other Stock-Based Awards that are Awards of Shares that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.

12.           Change in Control Provisions

(a)           Impact of Event.  Unless otherwise provided in the applicable Award Agreement, unless Awards are not assumed, converted or replaced in connection with a transaction that constitutes a Change in Control (in which case such Awards shall vest immediately prior to the Change in Control), notwithstanding any other provision of the Plan to the contrary, upon a Participant’s Termination of Service during the twenty-four (24) month period following a Change in Control, (x) by the Company other than for Cause or Disability or (y) by the Participant for Good Reason:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii)  the restrictions and deferral limitations applicable to any Shares of Restricted Stock shall lapse and such Shares of Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)  all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse, and any Restriction Period shall terminate, and such Restricted Stock Units shall be settled in cash or Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the Shares) as promptly as is practicable;

(iv) subject to Section 14, the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes; and

(v) each outstanding Award shall be deemed to satisfy any applicable Performance Goals as set forth in the applicable Award Agreement.

(b)           Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Service of a Participant without Cause or due to Disability or for Good Reason during the twenty-four (24) month period following a Change in Control, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 12(b) (taking into account the applicable terms of any Individual Agreement or Award Agreement) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right.

(c)           Notwithstanding the foregoing, if any Award is considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 12 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

(d)           In the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected Participants, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other Shareholders of the Company as a result of the Change in Control.

13.           Qualified Performance-Based Awards; Section 16(b); Section 409A

(a)           The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.  When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code)).

(b)           The Committee shall determine whether the applicable Performance Goals for a Qualified Performance-Based Award have been met with respect to a Participant for a Performance Period and, if they have been met, shall so certify and ascertain the amount of the applicable Qualified Performance-Based Award.  No Qualified Performance-Based Awards will be paid or granted for a Performance Period until such certification is made by the Committee.  The amount of a Qualified Performance-Based Award actually paid or granted to a Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee, subject to the terms and conditions of the applicable Award Agreement, and shall be paid to the Participant at the time set forth in the applicable Award Agreement.

(c)           Performance Goals may be applied on a per share or absolute basis and relative to one or more peer group companies or indices, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with the Company’s established accounting policies, all as the Committee shall determine at the time the Performance Goals for a Performance Period are established.  In addition, to the extent consistent with the requirements of the Section 162(m) Exemption, the Committee may provide at the time Performance Goals are established for Qualified Performance-Based Awards that the manner in which such Performance Goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

(d)           No delegate of the Committee shall exercise authority granted to the Committee to the extent that the exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(e)           The provisions of the Plan are intended to ensure that transactions under the Plan are not subject to (or are exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules.

(f)           Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(g)           It is the intention of the Company that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder, and the terms of each such Award shall be interpreted, administered and deemed amended, if applicable, in a manner consistent with this intention.  Notwithstanding the foregoing, neither the Company nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant, Beneficiary or other person with respect to any amounts paid or payable (whether in cash, Shares or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code.  Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Service that would otherwise be paid within six months after the Participant’s Termination of Service shall be accumulated (without interest, to the extent applicable) and paid on the first day of the seventh month following the Participant’s Termination of Service if the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Affiliates).

14.           Amendment and Discontinuance

(a)           Amendment and Discontinuance of the Plan.  The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or Applicable Exchange rule or to prevent adverse tax or accounting consequences to the Company or Participants.  Notwithstanding the foregoing, no such amendment shall be made without the approval of the Company’s Shareholders (i) to the extent such approval is required (A) by applicable law or Applicable Exchange rule as in effect as of the date hereof or (B) under applicable law or Applicable Exchange rule as may be required after the date hereof, (ii) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (iii) to the extent such amendment would materially increase the number of securities which may be issued under the Plan or to a Participant or (iv) to the extent such amendment would materially expand the eligibility for participation in the Plan.

(b)           Amendment of Awards.  Subject to Section 8(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange rule or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates.

15.           Unfunded Status of Plan

It is currently intended that the Plan constitute an “unfunded” plan.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

16.           General Provisions

(a)           Conditions for Issuance.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates or book entry for such Shares may include any legend or appropriate notation that the Committee deems appropriate to reflect any restrictions on transfer, and the Committee may take such other steps as it deems necessary or desirable to restrict the transfer of Shares issuable under the Plan to comply with applicable law or Applicable Exchange rules.  Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver Shares under the Plan unless such issuance or delivery complies with all applicable laws, rules and regulations, including the requirements of any Applicable Exchange or similar entity and the Company has obtained any consent, approval or permit from any federal, state or foreign governmental authority that the Committee determines to be necessary or advisable.

(b)           Additional Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)           No Contract of Employment.  Neither the Plan nor any Award Agreement shall constitute a contract of employment, and neither the adoption of the Plan nor the granting of any Award shall confer upon any employee any right to continued employment.  Neither the Plan nor any Award Agreement shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)           Required Taxes.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(e)           Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 6 for such reinvestment or payment (taking into account then outstanding Awards).  In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 16(e).

(f)           Rights of a Beneficiary.  Any amounts payable and any rights exercisable under an Award after a Participant’s death shall be paid to and exercised by the Participant’s Beneficiary, except to the extent prohibited by applicable law, Applicable Exchange rule or the terms of an applicable Award Agreement.

(g)           Subsidiary or Affiliate Employees.  In the case of a grant of an Award to an employee of any Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliate will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.  All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h)           Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.  The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(i)           Non-Transferability.  Awards under the Plan cannot be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in Section 6(e).

(j)           Foreign Employees and Foreign Law Considerations.  The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan.         Notwithstanding any other provision of the Plan or an Award Agreement, Awards that are regulated by the laws of a jurisdiction outside of the United States shall be subject to the terms and conditions of Appendix A, as applicable, or such other terms and conditions as the Committee shall establish and set forth in an applicable Award Agreement, which may negate the provisions of Appendix A if so specifically provided therein.

(k)           Use of English Language.  The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Committee.  If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(l)           Recovery of Amounts Paid.  All Awards granted under the Plan shall be subject to any policy established by the Committee under which the Company may recover from current and former Participants any amounts paid or Shares issued under an Award and any proceeds therefrom under such circumstances as the Committee determines appropriate.  The Committee may apply such policy to Awards granted before the policy is adopted to the extent required by applicable law or Applicable Exchange rule, as determined by the Committee in its sole discretion.

(m)           Notices.  A notice or other communication to the Committee shall be valid only if given in the form and to the location specified by the Committee.

Appendix A

Notwithstanding any other provision of the Plan or an Award Agreement, Awards that are regulated by the laws of a jurisdiction outside of the United States shall be subject to the terms and conditions of this Appendix A, as applicable, and any other terms and conditions established by the Committee and set forth in a Participant’s Award Agreement, including any addendum thereto, which may negate the provisions of Appendix A if so specifically provided therein.

The Committee reserves the right to impose other requirements on any Award, any Shares acquired pursuant to an Award and any Participant’s participation in the Plan to the extent the Committee determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.  Such requirements may include (but are not limited to) requiring a Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

European Union

1.Compliance with Age Discrimination Rules.

If a Participant is a local national of and employed in a country that is a member of the European Union, the grant of any Award and the terms and conditions governing each Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”).  To the extent a court or tribunal of competent jurisdiction determines that any provision of an Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Committee shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

Australia
1.           Application

The provisions of this Australia section of Appendix A shall apply to Awards granted to Participants who are Australian residents for the purposes of Australian income tax laws at the time of grant.

2.           Operative Provisions

Notwithstanding anything in the Plan and in the Award Agreement to the contrary:

(a)           the Committee shall have no power to accelerate vesting of the Restricted Stock Units granted to Participants in the first 12 months of the relevant Award;

(b)           no Restricted Stock Units shall vest automatically upon a Participant’s Termination of Service due to retirement; and

(c)           a Termination of Service will be deemed to have occurred where a recipient ceases employment with their employer, a holding company of their employer, a subsidiary of their employer or a subsidiary of a holding company for the purposes of Subdivision 83A of the Income Tax Assessment Act 1997 (Cth).

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Internet and telephone are available for the return of proxies through 11:59 PM Eastern Time on May 25, 2011.

Return of your proxy by internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

Invesco

INTERNET
http://www.proxyvoting.com/ivz

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

WOs
97003-1 / 97044-1

Fulfillments
97007-1

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" ITEMS 2, 4, 5 AND A TERM OF "1 YEAR" ON ITEM 3.

ITEM 1– Election of Directors

Nominees:	FOR	AGAINST	ABSTAIN
1.1 Rex D. Adams	☐	☐	☐
1.2 Sir John Banham	☐	☐	☐
1.3 Denis Kessler	☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 2 – ADVISORY VOTE TO APPROVE 2010 EXECUTIVE COMPENSATION	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
ITEM 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 4 – APPROVAL OF THE INVESCO LTD. 2011 GLOBAL EQUITY INCENTIVE PLAN	☐	☐	☐
ITEM 5 – APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

I PLAN TO ATTEND THE MEETING ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date __________

You can now access your Invesco Ltd. account online.

Access your Invesco Ltd. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Invesco Ltd., now makes it easy and convenient to get current information on your stockholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report on Form 10-K are available at: **http://www.proxyvoting.com/ivz**

▼ FOLD AND DETACH HERE ▼

PROXY

INVESCO LTD.

Annual General Meeting of Shareholders – May 26, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INVESCO LTD.

The undersigned hereby appoints Rex D. Adams, Martin L. Flanagan, Loren M. Starr, Colin D. Meadows and Kevin M. Carome, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., to be held in the Appalachians Room, 18th Floor, at Invesco's Global Headquarters located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, GA 30309, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WOs 97003-1 / 97044-1

Fulfillments 97007-1